UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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INTERCONTINENTALEXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERCONTINENTALEXCHANGE, INC.

NOTICE OF 2013 ANNUAL MEETING

AND

PROXY STATEMENT

March 28, 2013

Dear Stockholder:

On behalf of the Board of Directors and management of IntercontinentalExchange, Inc., I am pleased to invite you to the 2013 Annual Meeting of Stockholders. The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305 on Friday, May 17, 2013 at 8:30 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Our Board of Directors and senior officers, as well as representatives from our independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

This year, for the first time, we are delivering proxy materials for the Annual Meeting under the Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including the attached Proxy Statement and our 2012 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy, and other natural resources and to lower printing and distribution expenses paid by IntercontinentalExchange. Our stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet, and will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or vote telephonically or electronically using the Internet voting procedures described on the proxy card at your earliest convenience.

Sincerely,

Jeffrey C. Sprecher Chairman and Chief Executive Officer IntercontinentalExchange, Inc.

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, Georgia 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2013

NOTICE HEREBY IS GIVEN that the 2013 Annual Meeting of Stockholders of IntercontinentalExchange, Inc. will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305 on Friday, May 17, 2013 at 8:30 a.m., local time, for the purposes of considering and voting upon:

1.	The election of eleven directors to serve until the 2014 Annual Meeting of Stockholders;

2.	An advisory resolution on our executive compensation;

3.	The approval of the 2013 Omnibus Employee Incentive Plan;

4.	The approval of the 2013 Omnibus Non-Employee Director Incentive Plan;

5.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

6.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 19, 2013 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

If you hold your shares of common stock through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement showing your ownership as of March 19, 2013.

A list of stockholders entitled to vote at the 2013 Annual Meeting of Stockholders will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328 during the ten days prior to the meeting, during ordinary business hours, and at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305 during the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD) OR BY MAIL IF YOU RECEIVED A PRINTED PROXY CARD.

By Order of the Board of Directors,

Jeffrey C. Sprecher Chairman and Chief Executive Officer

Atlanta, Georgia

March 28, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on May 17, 2013

This year, for the first time, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders rather than mailing a full paper set of the materials. The Notice contains instructions on how to access our proxy materials on the Internet and how to vote, as well as instructions on obtaining a paper copy of the proxy materials.

For additional information, see Voting Instructions and Information below.

To Vote by Internet and to Receive Materials Electronically

Read the Proxy Statement.

Go to the website www.proxyvote.com that appears on your proxy card.

Enter the control number found on the front of your proxy card and follow the simple instructions. Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment, and lower expenses paid by IntercontinentalExchange, Inc.

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IntercontinentalExchange, Inc.

2100 RiverEdge Parkway, Suite 500

Atlanta, Georgia 30328

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2013

INTRODUCTION

This Proxy Statement is furnished to the stockholders of IntercontinentalExchange, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2013 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305 on Friday, May 17, 2013 at 8:30 a.m., local time. The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 28, 2013.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “IntercontinentalExchange” and “ICE” refer to IntercontinentalExchange, Inc.

VOTING INSTRUCTIONS AND INFORMATION

Who can vote at the Annual Meeting?

The securities that can be voted at the Annual Meeting consist of our common stock, $0.01 par value per share (the “Common Stock”). Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders for approval. The holders of Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments thereof, was the close of business on March 19, 2013. On the record date, 72,761,715 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

There are five proposals to be considered and voted on at the meeting:

•	To elect eleven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	An advisory resolution on our executive compensation;

•	To approve the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan;

•	To approve the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan; and

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the executive compensation advisory vote.

•	“FOR” the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan.

•	“FOR” the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan.

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who is a stockholder of record?

During the ten days prior to the Annual Meeting, a list of the stockholders of record as of March 19, 2013 will be available for inspection as described below under How can I view the stockholders list?.

•	If you hold Common Stock that is registered in your name on the records of ICE maintained by its transfer agent, Computershare Investor Services, you are a stockholder of record; or

•	If you hold Common Stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold in “street name.”

If you are a stockholder of record, the Notice of Internet Availability of Proxy Materials described below is being sent to you directly. If you hold shares in street name, the Notice is being sent to you by the bank, broker or similar institution through which you hold your shares.

How can I view the stockholders list?

A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting at our principal executive offices, 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328, during ten days prior to the Annual Meeting, during ordinary business hours, and at the Annual Meeting. To make arrangements to review the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (770) 857-4700 or ir@theice.com.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

This year, pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or e-mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Common Stock. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of Common Stock, please follow each of the separate proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

We expect to send the Notice to most of our stockholders by mail or email beginning on or about March 28, 2013.

What information does the Notice contain?

The Notice includes, among other matters: (i) information on the date and time of the Annual Meeting of stockholders and items to be considered at such meeting; (ii) a brief description of the items to be voted on at the Annual Meeting and the Board of Directors’ voting recommendation with regard to each item; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a stockholder may request paper or electronic copies of the proxy materials; and (v) instructions on how to vote by Internet, by telephone, by mail or in person at the Annual Meeting.

If I have previously indicated that I want to get ICE proxy materials electronically, will I get them electronically this year?

Yes. If you previously elected to receive proxy materials electronically, this year you will receive the Notice and you will not receive paper copies of the proxy materials. If you have previously agreed to electronic delivery of our proxy materials but wish to receive paper copies of the materials for the 2013 Annual Meeting or for future meetings, please follow the instructions on the Notice you received to request paper copies.

How do I vote?

You may submit your proxy with voting instructions in one of three ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting, which can also be found on the enclosed proxy card. You will be required to provide your assigned control number located on the proxy card. Internet voting is available 24 hours a day. If you choose to vote by Internet, then you do not need to return the proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Time, on May 16, 2013.

•

By Telephone. By calling the toll-free number for telephone voting that can be found on the enclosed proxy card (800-690-6903). You will be required to provide your assigned control number located on the proxy card. Telephone voting is available 24 hours a day. If you choose to vote by telephone, then you do not need to return the proxy card. To be valid, your vote by telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2013.

•

By Mail. If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, sign and date it, and return it in the postage-paid envelope we have provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Time, on May 16, 2013.

You may also vote your shares in person at the Annual Meeting. (See What do I need to do to attend the Annual Meeting? below.)

If your shares of Common Stock are held in “street name” (i.e., through a bank, broker or other nominee), your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of Common Stock for more information.

What do I need to do to attend the Annual Meeting?

You may also attend the Annual Meeting and vote your shares in person by ballot. If you plan to attend the Annual Meeting in person you will need to bring proof of your ownership of Common Stock as of the close of business on March 19, 2013.

If you hold shares of Common Stock in “street name” and would like to vote in person at the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on March 19, 2013. Alternatively, you may contact the institution in whose name your shares are registered and obtain a proxy from that institution and bring it to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You may revoke a proxy at any time before it is exercised by:

•	filing a written revocation with the Secretary of ICE;

•	submitting a proxy bearing a later date (by Internet, telephone or mail) that is received no later than the deadline specified on the proxy card; or

•	voting in person at the Annual Meeting.

Please note, however, that under the rules of the New York Stock Exchange (the “NYSE”), any beneficial owner of our Common Stock whose shares are held in street name by a NYSE member brokerage firm may revoke its proxy and vote its shares in person at the Annual Meeting only in accordance with applicable rules and procedures as employed by such beneficial owner's brokerage firm.

Attending the Annual Meeting will not automatically revoke a proxy that was submitted by Internet, telephone or mail.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of ICE’s director nominees; FOR the advisory resolution on executive compensation; FOR the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan; FOR the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” through a broker and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the NYSE, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of the independent registered public accounting firm because such matter currently is deemed a “routine” matter under NYSE rules. In addition, certain member brokers will only vote uninstructed shares in the same proportion as the instructions received by that broker from all other stockholders.

NYSE rules provide that the election of directors, the advisory resolution on our executive compensation, the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan and the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan are “non-discretionary” matters, which means that member brokers that have not received instructions from the beneficial owners of shares of Common Stock do not have discretion to vote the shares held by those beneficial owners on the election of directors, the advisory resolution on our executive compensation, the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan and the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan.

How many votes are required to transact business at the Annual Meeting?

A majority of all issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies returned by brokerage firms for which no voting instructions have been received from beneficial owners. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

How are votes counted?

Election of Directors

Our Amended and Restated Bylaws provide for a majority vote standard in the election of directors in uncontested elections. This means that a majority of the votes cast by stockholders entitled to vote “for” or

“against” the election of a director nominee must be voted “for” the director nominee in order for that director nominee to be elected. A director who fails to receive a majority of “for” votes will be required to tender his or her resignation. An abstention will not be treated as a vote “for” or “against” the election of any nominee and will have no effect on the outcome of the vote.

Advisory Resolution on Our Executive Compensation

Under our Amended and Restated Bylaws, the affirmative vote of a majority of votes cast by the stockholders entitled to vote at the Annual Meeting is required to approve the advisory resolution on our executive compensation. An “abstention” from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan

Under our Amended and Restated Bylaws, the affirmative vote of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan

Under our Amended and Restated Bylaws, the affirmative vote of a majority of votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2013

Under our Amended and Restated Bylaws, the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a vote “for” or “against” the matter, it will have no effect on the outcome of the vote.

Abstentions and Broker Non-Votes

In the cases of the election of directors, the advisory resolution on our executive compensation, the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan, the approval of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan and the approval of the ratification of the appointment of Ernst & Young LLP, only votes cast “for” or “against” will be considered; abstentions and broker non-votes will not be treated as a vote “for” or “against” any of these proposals and therefore will have no effect on the vote.

Where and when will the voting results be available?

We will file the official voting results on a Current Report on Form 8-K within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Who pays for the expenses of this proxy solicitation?

In addition to soliciting proxies through the mail and by email pursuant to the SEC “Notice and Access” rules, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902 to assist us in the solicitation of proxies and the anticipated cost of such engagement is approximately $7,000. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies.

This Proxy Statement and Our Annual Report are available at www.proxyvote.com.

The Annual Report of IntercontinentalExchange, Inc. for the fiscal year ended December 31, 2012 (the “Annual Report”), which includes our Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”), is being made available with this Proxy Statement to our stockholders. Stockholders are referred to the Annual Report for financial and other information about us. The Annual Report is not a part of this Proxy Statement. This Proxy Statement and the Annual Report are also available on our website at www.theice.com. We will also provide a copy of the Annual Report for no charge upon written or verbal request. See Distribution of Certain Documents below.

Also, we are required to file annual, quarterly and current reports, proxy statements and other reports with the Securities and Exchange Commission (the “SEC”). Copies of these filings are available through our website at www.theice.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Form 10-K, without charge to any stockholder upon written or verbal request to us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail ir@theice.com.

In addition, the charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on our website at www.theice.com. We also provide our Code of Business Conduct and Ethics, which includes our Whistleblower Policy, our Board Communication Policy and our Board of Directors Governance Principles on our website at www.theice.com. We will also provide a printed copy of these documents to stockholders upon request.

Distribution of Certain Documents

SEC rules permit us to deliver a single copy of the Proxy Statement and our Annual Report to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report, he or she may contact us at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attn: Investor Relations, telephone: 770-857-4700, e-mail: ir@theice.com, and we will deliver those documents to such stockholder promptly upon receiving the request.

If you are receiving multiple copies of our annual report and proxy statement, you may request “householding” in the future by also contacting Investor Relations. Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may request “householding” by contacting our registrar and transfer agent, Computershare Trust Company, N.A. via phone at (888) 404-6332 or by mail at 250 Royall Street, Canton, MA 02021. Beneficial owners may request “householding” by contacting their broker or bank.

ITEM 1 — ELECTION OF DIRECTORS

Board of Directors

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Board of Directors sets the number of directors who may serve on the Board of Directors. The size of our Board of Directors is currently set at 11 directors and presently consists of 11 directors. All of our current directors are nominated for re-election and all of our directors are elected annually for a one-year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor is duly elected and qualified or until the director’s earlier resignation or removal.

All of our directors are elected by majority vote in an uncontested election. A director who fails to receive a majority of “for” votes will be required to tender his or her resignation to our Board of Directors. Our Nominating and Corporate Governance Committee will then act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by our Board of Directors. Our Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. Our Board of Directors and our Nominating and Corporate Governance Committee may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

On December 20, 2012, we entered into a merger agreement, which was amended and restated on March 19, 2013, pursuant to which ICE will acquire NYSE Euronext under a newly formed holding company, IntercontinentalExchange Group, Inc. In connection with the completion of the acquisition of NYSE Euronext, which we expect will occur in the second half of 2013, our Board of Directors will become the Board of Directors of IntercontinentalExchange Group, Inc. and will expand the size of the Board to 15 directors and will appoint four new directors from NYSE Euronext.

Nominees for Election as Directors at the 2013 Annual Meeting

On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the persons named below for election as directors at the Annual Meeting, each to serve for a one-year term expiring at the next annual meeting of stockholders in 2014. All of the nominees currently are members of the Board of Directors. Our Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that each of our non-employee directors is independent in accordance with the listing standards of NYSE and our Board of Directors Governance Principles as described below under Corporate Governance — Independent Non-Employee Directors. In addition, for a discussion of the qualifications of the director nominees considered by our Nominating and Corporate Governance Committee, see the below information under Biographical Information and Corporate Governance — Nomination of Directors. In 2012, our Board of Directors unanimously waived the mandatory retirement age in our Board of Directors Governance Principles for incumbent director Sir Robert Reid and the waiver is for a period of two years. The Board of Directors approved this waiver due to Sir Robert Reid’s valuable service as Chairman of the boards of directors of ICE Futures Europe and ICE Clear Europe, each a wholly-owned subsidiary, and his broad knowledge of the energy markets and business acumen.

Each of the nominees has confirmed that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the Annual Meeting, any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not anticipate), all the proxies granted to vote in favor of such director’s election will be voted for the election of such other person or persons, if any, recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Proxies cannot be voted for a greater number of directors than the 11 nominees named in this Proxy Statement. For a discussion of our policy regarding qualification and nomination of director candidates, see Corporate Governance — Nomination of Directors below. Set forth below are the nominees’ names, biographical information, age, summary of qualifications and the year in which each director joined the ICE Board of Directors:

Name	Biographical Information	Age	Director Since
Charles R. Crisp	Mr. Crisp is the retired President and Chief Executive Officer of Coral Energy, a Shell Oil affiliate responsible for wholesale gas and power activities. He served in this position from 1999 until his retirement in October 2000, and was President and Chief Operating Officer from January 1998 through February 1999. Prior to that, he served as President of the power generation group of Houston Industries, he served as President and Chief Operating Officer of Tejas Gas Corporation from 1988 to 1996, he served as a Vice President, Executive Vice President and President at Houston Pipeline Co. from 1985 to 1988, he served as Executive Vice President of Perry Gas Co. Inc. from 1982 to 1985 and he was with Conoco, Inc., where he held various positions in engineering, operations and management from 1969 to 1982. Mr. Crisp serves on the Board of Directors of ICE Futures U.S., our subsidiary. In addition, he serves as a director of EOG Resources, Inc., AGL Resources, Inc. and Targa Resources, Corp. He holds a B.S. degree in Chemical Engineering from Texas Tech University and completed the Program for Management Development at Harvard Graduate School of Business. In light of Mr. Crisp’s broad knowledge of the energy markets and related businesses, his service on the boards of other public companies and the experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Crisp should be re-elected to our Board.	65	2002

Jean-Marc Forneri	Mr. Forneri is founder and senior partner of Bucephale Finance, a boutique M&A firm specializing in large transactions for French corporations, foreign investors and private equity firms. For the seven years prior to Bucephale’s founding, he headed the investment banking business of Credit Suisse First Boston in Paris. He was Managing Director and Head of Credit Suisse First Boston France S.A., and Vice Chairman, Europe. Prior to that, he was a Partner of Demachy Worms & Cie Finance from 1994 to 1996, where he was in charge of investment banking activities of Group Worms. He is also a director of Safran SA and Balmain SA, and is a member of the Supervisory Board of Grand Port Maritime de Marseille. He holds a B.S. in Political Science from the Ecole Nationale d’Adminstration. In light of his extensive financial services background, merger and acquisition experience and international business experience, as well as the contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Forneri should be re-elected to our Board.	53	2002

Name	Biographical Information	Age	Director Since
Senator Judd A. Gregg	Senator Gregg spent over three decades in public office, most recently serving as the U.S Senator of New Hampshire from 1993 to 2011. During his tenure in the Senate, Senator Gregg served on a number of key Senate Committees including Budget; Appropriations; Government Affairs; Banking, Housing and Urban Affairs; Commerce, Science and Transportation; Foreign Relations; and Health, Education, Labor and Pensions. He served as the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee, as well as chairman of various sub-committees. Senator Gregg served as Governor of New Hampshire from 1989 to 1993 and as a member of the U.S. House of Representatives from New Hampshire’s 2nd district from 1981 to 1989. Senator Gregg also serves on the Board of Directors of ICE U.S. OTC Commodity Markets, our subsidiary. Senator Gregg is a director at Honeywell International, Inc. and an International Advisor at Goldman Sachs. Senator Gregg earned an undergraduate degree from Columbia University and a Juris Doctor and a Master of Laws from Boston University School of Law. Senator Gregg presently teaches at Dartmouth College as the College’s first Distinguished Fellow. In light of Senator Gregg’s extensive legislative, regulatory and public policy background, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Senator Gregg should be re-elected to our Board.	66	2011

Fred W. Hatfield	Mr. Hatfield is the founder of Hatfield Advisory Services. Mr. Hatfield serves on the Board of Directors of ICE U.S. OTC Commodity Markets and ICE Futures U.S., Inc., where he serves as Chairman of the Board, and serves on the Board of Managers of ICE Clear Credit, all of which are our subsidiaries. He served as a member of the Obama Economic Policy Advisory Committee and prior to that, Mr. Hatfield served as a Public Policy Advisor at Patton Boggs, LLP from 2006 to 2007 and he was a Commissioner at the Commodity Futures Trading Commission from 2004 to 2006. Mr. Hatfield served as Chief of Staff to former Senator John Breaux (D-LA) from 1995 to 2004 and former House Majority Whip Tony Coelho (D-CA) from 1980 to 1989. He has over twenty years experience in the areas of energy, private equity/venture capital/hedge funds, and financial services and products. Mr. Hatfield served as Deputy Commissioner General of the U.S. Pavilion at the World’s Fair in Lisbon, Portugal in 1998. He has a B.A. degree from California State University. In light of Mr. Hatfield’s extensive regulatory and legislative background and his experience in the sectors mentioned above, his service on the boards of our subsidiaries and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Hatfield should be re-elected to our Board.	58	2007

Name	Biographical Information	Age	Director Since
Terrence F. Martell, Ph.D	Dr. Martell is the Director of the Weissman Center for International Business at Baruch College/CUNY, where he is also the Saxe Distinguished Professor of Finance. As Director of the Weissman Center for International Business, Dr. Martell oversees a myriad of international programs and projects. His particular area of expertise is international commodity markets and he teaches and conducts research in this area. Dr. Martell also serves as the Vice Chairman of the Board of Directors of ICE Futures U.S. and the Chairman of the Board of Directors of ICE Clear U.S., and serves on the Board of Managers of ICE Clear Credit, all of which are our subsidiaries. Prior to joining Baruch College in 1988, Dr. Martell was Senior Vice President of the Commodity Exchange, Inc. in New York City. Dr. Martell is currently a board member of the Manhattan Chamber of Commerce and is a member of the Executive Committee of the Chamber. Dr. Martell also is a member of the New York City District Export Council of the U.S. Department of Commerce. He has a B.A. in Economics from Iona College and a PhD in Finance from Pennsylvania State University. In light of Dr. Martell’s extensive knowledge of trading markets and his experience in the sectors mentioned above, his service on the boards of our subsidiaries and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Dr. Martell should be re-elected to our Board.	67	2007

Sir Callum McCarthy	Sir Callum McCarthy is the former Chairman of the United Kingdom Financial Services Authority (the “FSA”), a role he held from September 2003 until September 2008. Before his post at the FSA, he was Chairman and Chief Executive of Ofgem, the economic regulator of the gas and electricity industries in the United Kingdom, from 1998 to 2003. Prior to Ofgem, he held numerous senior level positions in the financial services industry from 1985 to 1998, including Barclays Bank (North America and Japan), Barclays de Zoete Wedd (BZW) and Kleinwort Benson. He also held various posts in the United Kingdom Department of Trade and Industry from 1972 to 1985. He also serves on the Boards of ICE U.S. OTC Commodity Markets and ICE Futures Europe, both of which are our subsidiaries. He joined the Board of Directors of a United Kingdom bank, One Savings Bank, in February 2011. In December 2009, he joined the Board of Directors of Industrial & Commercial Bank of China and in January 2011, he was appointed Chairman of Castle Trust Capital. He is a Trustee of the IFRS Foundation and a Trustee of the University of Oxford Saïd Business School. He holds a Master of Science from the Stanford University Graduate School of Business, where he was a Sloan fellow, a Master of Arts in History from Merton College at Oxford University and a Doctorate in Economics from Stirling University. In light of Sir McCarthy’s extensive regulatory background and his international experience in the financial services sector, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that he should be re-elected to our Board.	69	2009

Name	Biographical Information	Age	Director Since
Sir Robert Reid	Sir Robert Reid was the Deputy Governor of the Halifax Bank of Scotland from 1997 until 2004. He has served as the Chairman of the boards of directors of ICE Futures Europe since 1999 and ICE Clear Europe since 2008, each a wholly-owned subsidiary. He spent much of his career at Shell International Petroleum Company Limited, and served as Chairman and Chief Executive of Shell U.K. Limited from 1985 until 1990. He became Chairman of the British Railways Board in 1990, and retired from that post in 1995. From 1994 to 1997, he was Chairman of London Electricity. He was Chairman of the Council of The Industrial Society between 1993 and 1997, Chairman of Sears plc from 1995 until 1999, Chairman of Sondex Limited from 1999 until 2002 and Chairman of Kings Cross Partnership from 1999 until 2003. He also served as a Non-Executive Director on the boards of Avis Europe from 2002 until 2004 (Chairman), Sun Life Financial Services of Canada from 1999 until 2004, Siemens from 1998 until 2006, The Merchants Trust from 1995 until 2008 and CHC Helicopter Corporation from 2004 until 2008. He has served on the boards of directors of Benalla Limited since 2004, Diligenta Limited since 2005, Jubilant Energy NV since 2007 and EEA Helicopter Operations B.V. since 2008. In light of his broad knowledge of, and extensive experience in, the energy markets and related international businesses, his service on the boards of our subsidiary companies and other companies and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Sir Reid should be re-elected to our Board.	78	2001

Frederic V. Salerno	Mr. Salerno is the former Vice Chairman of Verizon Communications, Inc. Before the merger of Bell Atlantic and GTE, Mr. Salerno was Senior Executive Vice President, Chief Financial Officer and served in the Office of the Chairman of Bell Atlantic from 1997 to 2001. Prior to joining Bell Atlantic, he served as Executive Vice President and Chief Operating Officer of New England Telephone from 1985 to 1987, President and Chief Executive Officer of New York Telephone from 1987 to 1991 and Vice Chairman — Finance and Business Development at NYNEX from 1991 to 1997. He served on the boards of directors of Verizon Communications, Inc. from 1991 to 2001, AVNET, Inc. from 1993 to 2003, Consolidated Edison, Inc. from 2002 to 2007, The Bear Stearns Companies, Inc. from 1993 to 2008, Popular, Inc. from 2003 to 2011, and was Chairman of Orion Power from 1999 until its sale in 2001. He serves on the Board of Directors of ICE U.S. OTC Commodity Markets, one of our subsidiaries. He has served on the boards of directors of Viacom, Inc. since 1996, Akamai Technologies, Inc. since 2002, CBS Corporation since 2007 and National Fuel Gas Company since 2008. He has a B.S. in Engineering from Manhattan College and an MBA from Adelphi University. In light of Mr. Salerno’s broad knowledge of financial markets and his business acumen, his service on the board of our subsidiary, ICE U.S. OTC Commodity Markets and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Salerno should be re-elected to our Board.	69	2002

Name	Biographical Information	Age	Director Since
Jeffrey C. Sprecher	Mr. Sprecher has been a director and our Chief Executive Officer since our inception and has served as Chairman of our Board of Directors since November 2002. As our Chief Executive Officer, he is responsible for our strategic direction, operational and financial performance. Mr. Sprecher acquired CPEX, our predecessor company, in 1997. Prior to acquiring CPEX, Mr. Sprecher held a number of positions, including President, over a fourteen-year period with Western Power Group, Inc., a developer, owner and operator of large central-station power plants. While with Western Power, he was responsible for a number of significant financings. He serves on the U.S. Commodity Futures Trading Commission Global Market Advisory Committee and is a member of the Energy Security Leadership Council. In 2011, Mr. Sprecher was recognized in Institutional Investor’s All-America Executive Team rankings as Best CEO in the exchange sector. Mr. Sprecher holds a B.S. degree in Chemical Engineering from the University of Wisconsin and an MBA from Pepperdine University. In light of Mr. Sprecher’s in-depth knowledge of global markets, his guidance of ICE as Chief Executive Officer since he founded the company, and his successful execution of key strategic initiatives to grow the company, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Sprecher should be re-elected to our Board.	58	2001

Judith A. Sprieser	Ms. Sprieser was the Chief Executive Officer of Transora, Inc., a technology software and services company until March 2005. Prior to founding Transora in 2000, she was Executive Vice President of Sara Lee Corporation, having previously served as Sara Lee’s Chief Financial Officer. Ms. Sprieser also serves on the Board of Managers of ICE Clear Credit, our subsidiary. Ms. Sprieser has been a member of the boards of directors of Allstate Insurance Company since 1999, Reckitt Benckiser, plc since 2003, Royal Ahold N.V. since 2006 and Experian plc since 2010. She has a B.A. degree and an MBA from Northwestern University. In light of her financial expertise and her business acumen, and her service as a director for other public companies and the knowledge and experience she has gained and contributions she has made during her tenure as a director of ICE, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Ms. Sprieser should be re-elected to our Board.	59	2004

Name	Biographical Information	Age	Director Since
Vincent Tese	Mr. Tese currently serves as Chairman of Bond Street Holdings, LLC and Chairman of Florida Community Bank. Since 2009, Mr. Tese has also served as Chairman of the Board of ICE Clear Credit, our subsidiary. Previously, he served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the New York Urban Development Corporation from 1985 to 1994, Director of Economic Development for New York State from 1987 to 1994, and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. He also served as a Partner in the law firm of Tese & Tese from 1973 to 1977. He was a Partner in the Sinclair Group, a commodities company, from 1977 to 1982 and was co-founder of Cross Country Cable TV. Mr. Tese served as a member of the board of directors of Wireless Cable International, Inc. from 1995 to 2011, The Bear Stearns Companies, Inc. from 1994 to 2008 and Custodial Trust Company from 1996 to 2008 and currently serves as a member of the boards of directors of Bond Street Holdings, LLC, Cablevision Systems Corporation, Madison Square Garden, Inc. and Mack-Cali Reality Corporation and serves as a trustee of New York University School of Law and New York Presbyterian Hospital. He has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and an LLM degree in taxation from New York University School of Law. In light of Mr. Tese’s broad knowledge of trading and financial markets, his legal and business acumen, as well as his board service for our subsidiary and other public companies, and the knowledge and experience he has gained and contributions he has made during his tenure as a director, our Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has concluded that Mr. Tese should be re-elected to our Board.	70	2004

In addition to the information provided above, we note that Messrs. Salerno and Tese served on the Board of Directors of Bear Stearns Companies Inc. (“Bear Stearns”) at the time of Bear Stearns’ acquisition by JP Morgan Chase & Co. and during the period preceding such acquisition. Our Nominating and Corporate Governance Committee and Board of Directors considered Messrs. Salerno and Tese’s service on the Bear Stearns Board of Directors prior to re-nominating Messrs. Salerno and Tese. The Nominating and Corporate Governance Committee considered their own experience of working with these two directors and the results of the annual oral evaluations by each member of ICE’s Board of Directors. Despite the events that occurred at Bear Stearns, the Nominating and Corporate Governance Committee believes that Messrs. Salerno and Tese’s service on the Bear Stearns Board of Directors and firsthand experience managing through those events enhances each of their qualifications to serve on ICE’s Board of Directors.

Based on the foregoing qualifications, our Nominating and Corporate Governance Committee believes that the 11 director nominees collectively have the skills and experience to oversee and guide our business. Each nominee has the integrity, business judgment, collegiality and commitment that are among the essential characteristics for membership on our Board of Directors. They also bring highly developed skills in, among other areas, finance, investing, accounting, financial market regulation, public policy, business operations, organizational management and leadership. In addition, members of our Board have had a great diversity of experiences and bring to our Board a wide variety of views that strengthen their ability to guide ICE. They have had extensive involvement in international business and deep professional experience across a broad range of industries and in the energy and derivatives markets in particular. Most have lengthy direct experience in the oversight of public companies through their service on our Board and those of other public companies, as well as their current and past senior executive positions.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO THE BOARD.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the full Board of Directors and through committees of the Board of Directors, consisting of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The current members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles R. Crisp	X	X
Jean-Marc Forneri			X
Senator Judd A. Gregg	X
Fred W. Hatfield			X
Terrence F. Martell, Ph.D	X
Sir Callum McCarthy		X
Sir Robert Reid		X	X
Frederic V. Salerno			Chair
Jeffrey C. Sprecher
Judith A. Sprieser	Chair		X
Vincent Tese		Chair

In 2012, our Board of Directors held nineteen meetings, the Audit Committee held eight meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held four meetings. In addition, our non-management directors met periodically in executive session without management participation, as required by NYSE listing standards. Mr. Salerno has been appointed by the Board of Directors as the non-management lead independent director presiding at these meetings. Senator Gregg joined our Audit Committee on March 1, 2013 and Sir McCarthy joined our Compensation Committee on March 1, 2013.

As a matter of Board policy, it is expected that each director will be available to attend substantially all of the meetings of the Board of Directors and any committees on which the director serves. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of which he or she is a member. As a matter of policy, it is expected that each director and nominee will attend annual meetings of stockholders. We currently expect that all of our directors and nominees will attend the Annual Meeting this year. All members of our Board of Directors attended last year’s Annual Meeting.

Each year, the members of the Board of Directors and each committee conduct a confidential oral assessment of their performance with a member of our legal department. The results of the oral assessment are then summarized and communicated back to the appropriate committee chairpersons and members of the Board of Directors. As part of the evaluation process, each committee reviews its charter.

Audit Committee

The Audit Committee is comprised solely of directors who meet the independence requirements of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are financially literate, as required by NYSE rules. At least one member of the Audit Committee qualifies as an audit committee financial expert, as defined by the rules and regulations of the SEC. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our system of internal controls regarding finance, accounting and legal compliance;

•	the independence, qualification and performance of our independent auditors;

•	the performance of our internal audit function; and

•	our auditing, accounting and financial reporting processes.

The Audit Committee is governed by a written Audit Committee Charter, which has been approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Audit Committee are Ms. Sprieser (Chairperson), Mr. Crisp, Senator Gregg and Dr. Martell. The Board of Directors has determined that Ms. Sprieser and Dr. Martell are both Audit Committee financial experts.

Compensation Committee

The Compensation Committee is comprised solely of directors who meet NYSE independence requirements, meet the requirements for a “Non-employee Director” under the Exchange Act, and meet the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee:

•	reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including our Chief Executive Officer;

•	evaluates our Chief Executive Officer’s performance and sets his compensation based on this evaluation;

•	approves, in consultation with our Chief Executive Officer, the compensation of our officers who are appointed by our Board of Directors;

•	reviews and approves option grants, bonus payments and stock awards to our officers;

•	exercises general oversight of our benefit plans and evaluates any proposed new retirement or benefit plans; and

•	reviews and approves severance or similar termination payments to former officers.

The Compensation Committee is governed by a written Compensation Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Compensation Committee are Mr. Tese (Chairperson), Mr. Crisp, Sir McCarthy and Sir Reid.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised solely of directors who meet NYSE independence requirements. The Nominating and Corporate Governance Committee assists the Board of Directors in:

•	identifying and attracting highly qualified individuals to serve as directors and establishing criteria for selecting new board members;

•	evaluating and recommending director nominees for the next annual meeting of stockholders;

•	developing and maintaining a set of corporate governance guidelines;

•	reviewing and approving any related-party transactions;

•	devising a code of business conduct and ethics for directors, officers and employees; and

•	monitoring the Board of Directors’ independence.

The Nominating and Corporate Governance Committee is governed by a written Nominating and Corporate Governance Committee Charter approved by our Board of Directors. The charter is available on our website at www.theice.com. We will also provide a printed copy of the charter to stockholders upon request.

The current members of the Nominating and Corporate Governance Committee are Mr. Salerno (Chairperson), Ms. Sprieser and Messrs. Hatfield, Forneri and Sir Reid.

CORPORATE GOVERNANCE

Independent Non-Employee Directors

The IntercontinentalExchange, Inc. Board of Directors Governance Principles (the “Governance Principles”) were adopted by our Board of Directors. The Governance Principles, which are described below, provide that a majority of our directors must be “independent directors” and specify independence standards consistent with NYSE listing standards. Following the election of the nominees to the Board of Directors, ten of our eleven directors holding office will be independent directors. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that each non-management director and nominee is independent in accordance with NYSE listing standards and our Governance Principles, and does not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

In making its independence determinations, our Board of Directors and the Nominating and Corporate Governance Committee considered transactions, if any, between each non-employee director and ICE and determined that there are no transactions that give rise to any independence issues.

Nomination of Directors

Our Board of Directors is responsible for approving candidates for board membership and has delegated the screening and recruitment process to the Nominating and Corporate Governance Committee. In furtherance of this process, our Board of Directors and Nominating and Corporate Governance Committee have adopted the IntercontinentalExchange, Inc. Policy Regarding Qualification and Nomination of Director Candidates (the “Nomination Policy”). The Nomination Policy does not set specific, minimum qualifications that nominees must meet, but rather specifies that each nominee should be evaluated on his or her individual merit taking into account the factors described below.

The Nominating and Corporate Governance Committee seeks to create a Board of Directors that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include leadership, integrity, ethics, contributing nature, independence, interpersonal skills and effectiveness. Experience and qualifications considered by the Nominating and Corporate Governance Committee when evaluating a board candidate include: financial acumen, general business experience, industry knowledge, diversity of viewpoints, special business experience and expertise in an area relevant to ICE. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate's qualifications in light of the needs of our Board of Directors and ICE at that time given the then current make-up of our Board of Directors.

We believe that ICE benefits from having directors with a diversity of viewpoints, backgrounds, experiences, skill sets and other demographics. As noted above, one of the factors that the Nominating and Corporate Governance Committee considers in identifying and evaluating a potential nominee is the extent to which the nominee would add to the diversity of our Board, and the Nominating and Corporate Governance Committee assesses the composition of our Board and how a nominee would enhance that diversity.

The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including: (i) Nominating and Corporate Governance Committee members; (ii) other directors; (iii) management; and (iv) our stockholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

Once director candidates have been identified, the Nominating and Corporate Governance Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate, including those set forth above. Qualified prospective candidates will be interviewed by our Chairman and Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee. The full Board of Directors will be kept informed of the candidate's progress. Using input from such interviews and other information obtained by it, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating and Corporate Governance Committee based on each director's satisfaction of the qualifications described above and his or her prior performance as a director. All candidates submitted by stockholders will be evaluated in the same manner as candidates recommended from other sources, provided that the procedures set forth below under Stockholder Recommendations for Director Candidates have been followed.

Additionally, our Board of Directors shall nominate for election or re-election as directors only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they stand for re-election and (ii) acceptance by our Board of Directors of such resignation. Our Board of Directors shall fill director vacancies and newly created directorships only with candidates who agree to tender promptly following their appointment to the Board of Directors the same form of resignation tendered by other directors in accordance with the Governance Principles promulgated by our Board of Directors.

All of the current nominees for director recommended for election by the stockholders at the 2013 Annual Meeting are current members of the Board of Directors. Based on the Nominating and Corporate Governance Committee's evaluation of each nominee’s satisfaction of the qualifications described above and their past performance as directors, the Nominating and Corporate Governance Committee has decided to recommend the nominees for re-election and the Board of Directors has approved such recommendation. For the reasons specified in the biography of each director identified above under Nominees for Election as Directors at the 2013 Annual Meeting, our Board has concluded that each director nominee should be re-elected to our Board of Directors. The Nominating and Corporate Governance Committee has not received any nominations from stockholders for the 2013 Annual Meeting.

Board Leadership Structure

Our Board of Directors Governance Principles provide for the role of the Chairman of the Board and Chief Executive Officer to be combined, a lead independent director, and strong active independent directors. Under our Amended and Restated Bylaws, the Chairman of the Board presides over meetings of the Board of Directors, presides over meetings of stockholders, consults and advises the Board of Directors and its committees on our business and affairs, and performs such other duties as may be assigned by the Board. The Chairman of the Board, in consultation with the lead independent director, establishes the agenda for Board of Director meetings and facilitates constructive and useful communication between management and the Board of Directors. Our independent directors have elected Mr. Salerno as the lead independent director for 2013, a position he has held since 2008. As lead independent director, Mr. Salerno presides at all executive sessions of the non-management directors.

Our Chief Executive Officer is in general charge of our business affairs, subject to the overall direction and supervision of the Board of Directors and its Committees and subject to such powers as reserved by the Board. Mr. Sprecher serves as both Chairman of the Board and Chief Executive Officer and he is the only member of our management team that serves on the Board of Directors. Our Board believes that this leadership structure – a combined Chairman of the Board and Chief Executive Officer, a lead independent director, active and strong non-employee directors, and Committees led and comprised of independent directors – is the most effective structure for us at this time.

Our Board believes that the Chief Executive Officer is in the best position to most effectively serve as the Chairman of the Board for many reasons as he is closest to many facets of our business, including his frequent contact with our customers, regulators and stockholders. In addition, his direct involvement in the strategic and day-to-day management of our business ensures timely communication with the Board on critical business matters, which is important given the complexity and global nature of our business. Further, much of our business is conducted through our operating subsidiaries, which are overseen by their own board of directors on which Mr. Sprecher serves. Serving in multiple roles allows Mr. Sprecher to be a single point of contact to communicate effectively strategic goals, key issues and topics of importance to our Board of Directors. The Board of Directors believes this structure has functioned well, produced strong operating results, and effectively balances a highly capable management team with appropriate safeguards and oversight by non-employee directors.

Board Oversight of Risk

Our Board of Directors is responsible for overseeing ICE’s risk management process, which includes management of general risks as well as particular risks facing our business. With the assistance of our Audit Committee, the Board oversees that our assets are properly safeguarded, that appropriate financial and other controls are maintained, and that our business is conducted prudently and in compliance with applicable laws and regulations and our corporate governance principles. In this regard, our Board of Directors seeks to understand and oversee critical business risks and does not view the risks facing our business in isolation. While risks are considered in business decision-making and as part of our overall business strategy, the Board of Directors recognizes that it is neither possible nor prudent to eliminate all business risk. Our Board of Directors believes that purposeful and appropriate risk-taking is essential for our business to be competitive on a global basis, to continue to grow and diversify, and to achieve our overall business objectives.

While the Board oversees risk management, our management is charged with managing risk. We have adopted internal processes and internal controls to identify and manage operational and financial risks. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program and management communicates routinely with the Audit Committee on the risks identified and how they are being managed. Directors may, and often do, communicate directly with senior management on any areas of our business for which they would like additional information.

Board of Directors Governance Principles

We have adopted Governance Principles that guide the Board of Directors on matters of corporate governance, including:

•	composition of the Board of Directors;

•	duties and responsibilities of the Board of Directors;

•	committees of the Board of Directors;

•	leadership, functioning and evaluation of the Board of Directors;

•	director independence, orientation, compensation, education and access to management;

•	access to independent advisors by our Board of Directors;

•	number of public company boards that our directors can serve;

•	mandatory retirement age limits; and

•	director compliance with the Code of Business Conduct and Ethics.

The Governance Principles also provide that non-management directors meet in executive session without the participation of management at all regularly scheduled meetings of the Board of Directors as deemed necessary and at any other time as necessary to fulfill the Board of Directors’ responsibilities. In addition, the Governance Principles also state that if all non-management directors are not independent directors, then the independent directors will meet at least once annually. Our Governance Principles require that our directors limit their other directorships of public companies to five. Further, our Governance Principles require that employee directors tender their resignation from the Board of Directors coincident with their termination, resignation or retirement as employees.

A copy of the Governance Principles is available on our website at www.theice.com. We will provide a printed copy of the Governance Principles to stockholders upon request.

Stockholder Recommendations for Director Candidates

The Nominating and Corporate Governance Committee considers nominees recommended by stockholders as candidates for election to the Board of Directors. A stockholder wishing to nominate a candidate for election to the Board of Directors at an annual meeting is required to give written notice to our Secretary of his or her intention to make a nomination. Pursuant to our Amended and Restated Bylaws, the notice of nomination must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Please see Stockholders’ Proposals for 2014 Annual Meeting below for additional information.

To recommend a nominee, a stockholder should write to Corporate Secretary, c/o IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328. Any such recommendation must include:

•	a statement in writing setting forth the name of the person or persons to be nominated;

•	the number and class of all shares of each class of our stock owned of record and beneficially by each such person, as reported to such stockholder by such person;

•	the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC, as amended from time to time;

•	each such person’s signed consent to serve as a director if elected;

•

a statement whether such person, if elected, intends to tender promptly following such person’s election or re-election, an irrevocable resignation effective upon their failure to receive the required vote for re-election at the next meeting for their re-election;

•	such stockholder’s name and address;

•	the number and class of all shares of each class of stock of IntercontinentalExchange owned of record and beneficially by such stockholder;

•	in the case of a nominee holder, evidence establishing such nominee holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting; and

•

information disclosing all ownership interests in ICE, including derivatives, hedged positions and other economic and voting interests, as specified in items (vi) through (xiii)  under Stockholders’ Proposals for 2014 Annual Meeting, below.

Code of Business Conduct and Ethics and Insider Trading Policy

We have adopted the Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and applies to our Chief Executive Officer and Chief Financial Officer (who is both our principal financial officer and principal accounting officer), as well as all other employees, as indicated above. The Code of Business Conduct and Ethics also meets the requirements of a code of conduct under NYSE listing standards. The Code of Business Conduct and Ethics is available on our website at www.theice.com. We will provide a printed copy of the Code of Business Conduct and Ethics to stockholders upon request.

In addition, we have adopted an Insider Trading Policy that applies to all employees and directors that prohibits, among other things, entering hedging transactions relating to our stock. Specifically, employees and directors are prohibited from (i) engaging in short sales and buying or selling puts or calls or any derivative securities of our stock and (ii) holding our stock in a margin account or pledging our stock as collateral for a loan.

Communications with the Board of Directors

We have established a process for interested parties to communicate with members of the Board of Directors. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, or any issues arising under our Code of Business Conduct and Ethics, or other matters that you wish to communicate to our Board of Directors or non-management directors, send these matters in writing to:

Corporate Secretary

IntercontinentalExchange, Inc.

2100 RiverEdge Parkway

Suite 500

Atlanta, GA 30328

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party. Communications are distributed to the Board of Directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. Information about our Board of Directors communications policy can be found on our website at www.theice.com under the links “About ICE—Investors & Media—Corporate Governance—Board Communication Policy.”

COMPENSATION DISCUSSION & ANALYSIS

Introduction

Our Compensation Committee is responsible for designing, administering and implementing our executive compensation programs. The Compensation Committee is composed of four directors, including Sir McCarthy, who joined the Compensation Committee at the March 1, 2013 meeting of our Board of Directors. Each of the four directors is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Code. The Compensation Committee determines the type and level of compensation for executive officers (generally defined as Section 16 officers under the Exchange Act, but the Compensation Committee has historically included all corporate officers under this definition), reviews the performance of the Chief Executive Officer, and oversees the administration of ICE’s Executive Bonus Plan, ICE’s broad-based employee annual bonus plan and all of ICE’s equity compensation plans. The Compensation Committee Charter, which is periodically reviewed and revised by the Compensation Committee and the Board of Directors, outlines the specific responsibilities of the Compensation Committee.

In this section, we discuss certain aspects of our compensation program as it relates to our principal executive officer (Jeffrey C. Sprecher, Chairman and Chief Executive Officer), our principal financial officer (Scott A. Hill, Senior Vice President, Chief Financial Officer), and our three other most highly-compensated executive officers in 2012 (Charles A. Vice, President and Chief Operating Officer; David S. Goone, Senior Vice President, Chief Strategic Officer; and Thomas W. Farley, Senior Vice President, Financial Markets). These individuals are collectively referred to as our “Named Executive Officers” or “NEOs”.

Executive Summary

ICE continued to deliver solid operating results in 2012 as evidenced by the following 2012 performance highlights compared to our 2011 results:

•	Consolidated revenue increased 3% (from $1,327 million to $1,363 million);

•	Consolidated net income attributable to ICE increased 8% (from $510 million to $552 million); and

•

Consolidated EBITDA increased 3% (from $926 million to $958 million). EBITDA is earnings before interest and other non-operating income and expense, taxes, depreciation and amortization, which is a non-GAAP financial measure, and serves as a performance target for ICE. For information on the calculation of EBITDA, please see below Elements of Compensation.

We continue to maintain a well-balanced and performance-based executive compensation program, including:

•	More than 80% of NEO targeted compensation delivered through variable compensation programs;

•	More than 50% of NEO targeted compensation delivered through equity compensation programs;

•	Competitive stock ownership requirements;

•	A compensation clawback policy;

•	An anti-hedging requirement;

•	Change in Control protection requires a “double-trigger” (i.e., there must be a Change in Control and the executive employment is terminated) for payment (including equity awards) to be provided; and

•	The elimination of Internal Revenue Code Section 280G “golden parachute” excise tax gross-up provisions from employment agreements with our NEOs.

Cash compensation opportunities, including base salary and target annual bonus levels, were unchanged for our NEOs in 2012 after reviewing peer information, as well as company and individual performance (excluding Mr. Farley, who was promoted and first became an NEO in 2012). The 2012 annual bonuses for NEOs were paid at levels up to 97% of target and are lower than bonuses paid for 2011 performance. Levels of target equity awards granted in January 2012 were higher than the target levels for awards granted in January 2011, but the actual amount of realized compensation from the 2012 awards was lower than target levels due to 2012 EBITDA growth falling short of our pre-established goal. We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term equity awards, when combined with our clawback policy and stock ownership requirements, both of which are described below, has the additional benefit of mitigating incentives to take inappropriate risks.

We are seeking stockholder approval at this Annual Meeting for our 2013 Omnibus Employee Incentive Plan and our 2013 Omnibus Non-Employee Director Incentive Plan in order to reflect current governance practices and to be able to continue to grant equity, thus aligning the interests of our employees and directors with those of our stockholders.

The remainder of this Compensation Discussion and Analysis, or “CD&A”, provides a more detailed review of the philosophy, process, considerations, and analysis involved in the determination of executive compensation granted or paid to our NEOs in 2012.

2012 Advisory Vote Results

At our 2012 Annual Meeting of Stockholders held on May 18, 2012, approximately 99% of stockholders voted to approve the non-binding advisory vote on executive compensation. The Compensation Committee believes this level of stockholder support reflects a strong endorsement of our compensation policies and philosophy and, consistent with our stockholder support, maintained an approach to executive compensation in 2012 that was materially consistent with our 2011 compensation program. The Compensation Committee will continue to consider the outcome of our “say on pay” votes when making discretionary future compensation decisions for the NEOs.

Compensation Objectives and Components

Our executive compensation philosophy is to link compensation with individual achievement, company performance, and the creation of stockholder value. This philosophy manifests itself in the following four primary objectives:

•	attract, retain and reward executive officers capable of achieving our business objectives;

•	offer competitive compensation opportunities that reward individual contribution and corporate performance;

•	align the interests of executive officers and stockholders through long-term equity incentives; and

•	pay total compensation that is commensurate with the performance achieved and value created for stockholders.

Our compensation program offers several distinct elements that are consistent with the objectives outlined above, including:

•

Base salary: The foundation of our executive compensation framework is a cash base salary, which enables us to provide regular, stable compensation to our executives and to recruit and retain qualified employees. We operate in global and competitive markets, and a competitive base salary is required to develop and maintain a workforce capable of accomplishing ICE’s business objectives. We offer base salaries that are competitive with our peers and commensurate with the industry, the experience of the executive and the scope of the role.

•

Annual bonus: Our cash bonus plan is designed to reward the accomplishment of our short-term (i.e., approximately one-year) performance targets. For 2012, these performance targets reflect a balance between growth targets, profitability metrics, and other key strategic objectives, with a significant portion of the bonus plan funding tied to corporate financial results and a significant degree of “stretch” built in to encourage outstanding corporate performance. These bonuses include primarily objective and quantitative components, but also include qualitative and subjective components for measuring both corporate and individual achievement relative to objectives.

•

Equity compensation: Since our inception, we have offered broad-based equity awards that are intended to align the interests of all employees, including executive officers, with those of stockholders over a long-term period (i.e., greater than one-year). We have used a variety of equity vehicles, including stock options, time-vesting restricted stock units, and performance-based restricted stock units to deliver long-term incentive compensation in a manner that is intended to align employee interests with the interests of our stockholders, while serving as a retention tool through multi-year vesting schedules. Equity ownership requirements are also in place for all of our officers (including our NEOs) and directors. At more senior levels (e.g., executive officers), the Compensation Committee places a heavier emphasis on performance-based awards that are generally comprised of a combination of stock options that only deliver value if ICE’s share price increases above the strike price on the date of grant and other forms of performance-based awards that incorporate stretch targets so that the awards “pay for themselves” through improved performance.

•	Benefits and perquisites: As with the base salary, our benefits and perquisites are intended to attract and retain employees through a competitive and comprehensive benefits program.

Role of Compensation Consultant

The Compensation Committee has engaged a compensation consulting firm to serve as its external compensation consultant since the founding of ICE in 2000. During 2012, the Compensation Committee retained Compensation Advisory Partners, which has served the Compensation Committee since mid-2011, to advise on executive compensation matters as requested by the Compensation Committee. Prior to Compensation Advisory Partners, the Compensation Committee engaged Towers Watson to serve as its external compensation consultant. As discussed in more detail below, these external advisors (Towers Watson in 2011 and Compensation Advisory Partners in 2012) provided information that informed 2012 decision making. The information provided by the external advisors included: competitive salary, bonus and equity data for certain positions within ICE and general benchmarking data against our peers. In addition, our external advisors helped analyze our bonus and equity award programs, and provided advice regarding the selection of our peer group.

The NEOs have not participated in the selection of Compensation Advisory Partners or any other compensation consultant in connection with advice regarding executive and director compensation matters. A representative from our compensation consultant attends most Compensation Committee meetings and is available between meetings as a resource for the Compensation Committee and management. The Compensation Committee determines in its sole discretion which compensation consultant to retain for various services, and the consultant reports directly to the Compensation Committee. Use of a particular consulting firm by the Compensation Committee does not preclude management from hiring the same consulting firm. In 2012, Compensation Advisory Partners did not provide any other services to ICE. In compliance with the SEC/NYSE requirements regarding the independence of compensation consultants, Compensation Advisory Partners provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Compensation Advisory Partners and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

The Compensation Committee’s external advisor has historically prepared an annual, comprehensive benchmarking report based on ICE’s peer group that is used by the Compensation Committee in making decisions regarding base salary, annual bonuses and equity compensation. Compensation Advisory Partners’ analysis focused on a review of competitive compensation practices for a sample of the officer positions at ICE, based on proxy statement data for the 15 companies in the peer group described below, as well as published survey data. Relevant findings from this analysis are discussed in more detail below.

Custom Compensation Peer Group

The Compensation Committee utilizes a peer group to benchmark ICE’s total compensation program. ICE’s peer group of 15 companies includes comparable financial exchanges, financial services providers, technology companies and related companies based on metrics such as revenue and market capitalization. The peer group is reviewed annually by the Compensation Committee, with assistance and recommendations from its compensation consultant, and adjustments are made as necessary. The Compensation Committee reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation. Due to its acquisition in 2011, optionsXpress Holdings was removed from the peer group. Additionally, CBOE Holdings, Inc. and MSCI, Inc. were added to the peer group in 2012 based on their industry and relative size. The 2012 peer group did not otherwise change from the 2011 peer group and consisted of the following companies:

CBOE Holdings, Inc.	Interactive Brokers Group Inc.	MSCI, Inc.
Citrix Systems Inc.	Investment Technology Group, Inc.	The Nasdaq OMX Group Inc.
CME Group, Inc.	Knight Capital Group Inc.	NYSE Euronext
FactSet Research Systems Inc.	MasterCard, Inc.	Salesforce.com Inc.
GFI Group Inc.	Moody’s Corp.	TD Ameritrade Holding Corp.

Compensation Practices

For each NEO, the Compensation Committee reviews an analysis of individual compensation levels prepared by its compensation consultant that report compensation paid to the NEO and compares base salary, total cash compensation (base salary plus annual bonus) and total direct compensation (total cash compensation plus equity compensation) against relevant market data, including peer group data. The results of the comparisons prepared in 2011 and 2012 are detailed below.

For Mr. Sprecher, our Chief Executive Officer, the Compensation Committee determines individual performance and conducts an annual review of his salary, bonuses and equity awards. For other NEOs, Mr. Sprecher provides input to the Compensation Committee regarding his views on the performance of these other officers during the Compensation Committee’s annual review of salary, bonuses and equity awards. In addition to examining market data on individual positions, the Compensation Committee also focuses on the “total cost of management,” which is an aggregation of total direct compensation for the NEOs. According to the Compensation Advisory Partners analysis prepared in 2012, our “total cost of management” compared to the 75th percentile of the peer group.

We do not maintain formal targets for the allocation of total compensation through each compensation element outlined above. We do strive to maintain a low fixed-cost compensation structure (i.e., base salary, benefits and perquisites) and to deliver the majority of value through variable pay elements (i.e., annual bonus and equity-based performance awards). We have maintained this “pay for performance” orientation since our founding and believe it is an important element of our entrepreneurial culture. The average mix of targeted compensation for our NEOs in 2012 was approximately 59% long-term equity-based incentive pay (comprised of stock options and performance-based restricted stock unit awards), 26% non-equity incentive plan compensation

(the targeted 2012 cash bonus awards under the Executive Bonus Plan) and 15% base salary, for a mix of approximately 41% cash and 59% non-cash compensation. The mix of cash and non-cash compensation and of base and incentive compensation is illustrated by the following chart:

Mix of 2012 Targeted

Compensation for NEOs

Based on a review by Compensation Advisory Partners, our mix of compensation emphasizes variable incentive compensation, rather than a fixed model of compensation, to a greater degree than our peer group. This focus on variable incentive compensation is consistent with the Compensation Committee’s emphasis on performance-based awards for officers and our compensation philosophy.

We believe that our mix of cash/non-cash and short-term/long-term incentives provides an appropriate balance between our longer-term business objectives and shorter-term retention and competitive needs. We also believe that providing the majority of our NEOs’ compensation in the form of long-term equity awards, when combined with our clawback policy and stock ownership requirements, each discussed below, has the additional benefit of mitigating incentives to take inappropriate risks.

Risk Assessment with Respect to Compensation

The Compensation Committee, with the assistance of its compensation consultant and management, has completed a review of compensation policies and programs, including those not applicable to NEOs, and does not believe there are circumstances where the risks arising from these policies or programs are reasonably likely to have a material adverse effect on ICE. The review examined the balance of fixed and variable elements of compensation, mix of cash and non-cash components and the focus on both short- and long-term operational and financial performance alignment with stockholder interests. Moreover, we designed into our compensation program certain structural features that align our NEOs’ financial incentives with those of our stockholders and mitigate inappropriate risk-taking by our NEOs, such as a clawback policy, stock ownership requirements, and a total compensation mix weighted in favor of long-term, equity based awards. The Compensation Committee continues to monitor the risk exposure of our compensation policies and programs.

Elements of Compensation

The Compensation Committee considers each NEO’s total compensation package when making changes to the individual elements that comprise the NEOs’ compensation. For example, when the Compensation Committee makes a change to an officer’s base salary, as discussed below, the Compensation Committee reviews the change in light of the other elements of compensation, including the annual bonus and annual equity award.

Base Salary

We have historically targeted a base salary for each NEO that is between the median and 75th percentile of the market depending on the NEO’s experience in his or her respective position, individual performance, impact on the organization and retention concerns, although the Compensation Committee retains discretion to set compensation. With the assistance of Compensation Advisory Partners, the Compensation Committee reviewed NEO base salary levels in May 2012 and found the following competitive positioning relative to peers:

Name and Position	Base Salary Positioning Relative to Peer Group
Jeffrey C. Sprecher Chairman and Chief Executive Officer	75th Percentile

Charles A. Vice President and Chief Operating Officer	Above the 75th Percentile

Scott A. Hill Senior Vice President, Chief Financial Officer	Above the 75th Percentile

David S. Goone Senior Vice President, Chief Strategic Officer	75th Percentile

Thomas W. Farley Senior Vice President, Financial Markets	Not Applicable

After reviewing the above information and in consultation with Compensation Advisory Partners, the Compensation Committee determined that, other than an adjustment to reflect Mr. Farley’s promotion, no base salary adjustments would be made in 2012. Mr. Farley’s new base salary, made effective as of March 1, 2012, is reflected in the table below:

Name and Position	Annual Salary Effective March 1, 2011	Annual Salary Effective March 1, 2012
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$1,050,000	$1,050,000 (no change	)

Charles A. Vice President and Chief Operating Officer	$750,000	$750,000 (no change	)

Scott A. Hill Senior Vice President, Chief Financial Officer	$625,000	$625,000 (no change	)

David S. Goone Senior Vice President, Chief Strategic Officer	$604,000	$604,000 (no change	)

Thomas W. Farley Senior Vice President, Financial Markets	$525,000	$600,000

In making 2012 compensation decisions, the Compensation Committee considered these base salary findings in connection with the findings of total cash and total direct compensation competitiveness noted below. Please see below for a discussion of the individual contributions and company achievements considered in making these decisions.

Annual Bonus

Our approach to annual bonuses is structured to deliver total cash compensation that is competitive with our peers for commensurate performance, and we typically target a range between the median and 75th percentile of the market depending on the officer’s experience in his or her respective position, impact on the organization and corporate and individual performance, although the Compensation Committee retains discretion to award greater or lesser amounts. NEOs participate in our stockholder approved Executive Bonus Plan and target annual bonus and total cash compensation opportunities are reviewed each year. With the assistance of Compensation

Advisory Partners, the Compensation Committee reviewed NEO total cash compensation opportunities in 2012 and found the following competitive positioning relative to peers:

Name and Position	Target Total Cash Positioning Relative to Peer Group*
Jeffrey C. Sprecher Chairman and Chief Executive Officer	75th Percentile

Charles A. Vice President and Chief Operating Officer	75th Percentile

Scott A. Hill Senior Vice President, Chief Financial Officer	Above the 75th Percentile

David S. Goone Senior Vice President, Chief Strategic Officer	75th Percentile

Thomas W. Farley Senior Vice President, Financial Markets	Not Applicable

*	“Target Total Cash” equals base salary plus target annual bonus.

As a result, and in consultation with Compensation Advisory Partners, the Compensation Committee determined that, other than the adjustment to reflect Mr. Farley’s promotion, no changes to target annual bonus opportunities would be made for 2012. Mr. Farley’s 2012 target bonus opportunity is reflected in the table below.

Name and Position	2011 Target Bonus Opportunity	2012 Target Bonus Opportunity
Jeffrey C. Sprecher Chairman and Chief Executive Officer	200%	200% (no change)

Charles A. Vice President and Chief Operating Officer	175%	175% (no change)

Scott A. Hill Senior Vice President, Chief Financial Officer	150%	150% (no change)

David S. Goone Senior Vice President, Chief Strategic Officer	150%	150% (no change)

Thomas W. Farley Senior Vice President, Financial Markets	Not Applicable	150%

Actual bonuses paid in any year may range from no payments to bonus payments above the established target level based on company and individual performance. Historically, we have not paid bonuses to executive officers in excess of 200% of the established target level and any potential payments are limited according to the terms of the Executive Bonus Plan.

At the beginning of each year, the Compensation Committee, and as it relates to financial and strategic metrics, the Board of Directors, approves company and individual goals for the year. From these goals, Management Business Objectives (“MBOs”) are established that serve as the performance measures for that year’s annual bonus plan. These well-defined company and individual MBOs are typically made up of both financial (~90%) and non-financial (~10%) objectives and typically include performance criteria such as revenue and net income growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance, market share, product launches, integration of acquisitions and key technology initiatives. In addition to establishing officer bonus levels, these MBOs are used in determining the bonus pool for all employees in our broad-based employee annual bonus plan. We calculate EBITDA by adding back to our net income: our interest and other non-operating income and expense, our tax expense and our depreciation and amortization expense.

At the end of each year, the Compensation Committee evaluates the Executive Bonus Plan funding (which is based on EBITDA performance) and awards annual bonus payments to the NEOs, relative to the target payments for the NEOs based on the achievement of the above noted, pre-established MBOs (covering both company and individual performance). The Compensation Committee also determines the overall bonus pool available for our broad-based employee annual bonus plan, based on the same MBO achievement criteria. This performance review necessarily involves a subjective assessment of corporate and individual performance by the Compensation Committee as it relates to non-financial performance. The Compensation Committee believes that it is appropriate to use some subjective assessments (within the context of the objective funding formula and maximum bonus amounts provided for in the stockholder approved Executive Bonus Plan) as part of the annual bonus determination in light of ICE’s healthy growth, its rapidly evolving industry, the existence of few direct peer companies, and the challenges inherent in establishing objective and strictly budget-based goals in a dynamic environment. The Compensation Committee reviews ICE’s performance relative to the MBOs and also monitors the bonus accruals throughout the fiscal year. The Compensation Committee strives to set the performance targets for the annual bonus plan at levels that are achievable but challenging, and incorporates a significant degree of “stretch” to encourage and reward outstanding corporate performance. The payout structure is leveraged to provide higher payments in years of exceptional performance and lower payments in years where performance is below the target level(s). The Compensation Committee believes the 2012 goals were sufficiently challenging given the economic and competitive conditions facing ICE.

In December 2012 and February 2013, the Compensation Committee reviewed ICE’s performance against the pre-established MBOs and the funding established in the Executive Bonus Plan for 2012, and authorized payments for the NEOs noted in the table below by applying the framework discussed above. While reviewing ICE’s performance, the Compensation Committee examined, among other things, financial and non-financial performance metrics to determine the annual bonus awards for 2012 and evaluated the cumulative bonus amounts of $5,809,397 for the NEOs relative to the pool funded by the stockholder approved Executive Bonus Plan of $28,725,510, which is equal to 3% of 2012 EBITDA. The following financial MBOs were evaluated for purposes of determining annual bonus awards:

Financial Metric	2012 Goal	2012 Actual	2012 Actual Compared to 2012 Goal	Change in 2012 Actual From 2011 Actual
Consolidated Revenues	$1,459 Million Increase of 10% from 2011	$1,363 Million	93%	+3%
Consolidated Net Income Attributable to ICE	$591 Million Increase of 16% from 2011	$552 Million	93%	+8%
Consolidated EBITDA	$1,051 Million Increase of 14% from 2011	$958 Million	91%	+3%

The above equally-weighted financial performance achievement (which accounts for 90% of the overall bonus determination) yields an achievement of approximately 92% of the 2012 financial goals.

In addition to financial performance, the Compensation Committee considered the 2012 non-financial performance relative to MBOs that included, but was not limited to, the announced transaction with NYSE-Euronext, the announced agreement to acquire a majority stake in the derivatives and spot gas business of APX-Endex, the acquisition of WhenTech and other enhancements to our options offerings, industry-leading returns on invested capital of 18%, 10% increase in average daily volumes as compared to double-digit volume declines for most of our competitors, launch of 130 new energy products, trading system performance, risk management initiatives, execution on our global credit default swap strategy, regulatory compliance, and the advancement of clearing capabilities.

The Compensation Committee also considered the following individual contributions:

•

Mr. Sprecher: continued strategic foresight and market leadership; significant work with global regulators, lawmakers and investors; the announced pending acquisition of NYSE Euronext; and progress on our global derivatives strategy, including energy and credit default swap execution, processing and clearing.

•

Mr. Vice: new product launches; negotiation, execution and integration work with respect to strategic opportunities; overall system reliability; increased capacity and improved scalability of technology systems for trading, clearing and compliance systems; enhanced system functionality; advancement of options trading strategy and capabilities; navigating and executing opportunities created by financial reform; and leadership regarding the announced pending acquisition of NYSE Euronext.

•

Mr. Hill: leadership in the integration of prior acquisitions; financial leadership, accurate and timely production of our financial results and public filings; significant work with institutional investors and analysts; disciplined management of our credit default swap business; leadership on, and coordination of, our clearing houses; optimization of our capital and expense structure; and leadership regarding the announced pending acquisition of NYSE Euronext.

•

Mr. Goone: leadership position in securing new strategic relationships; leadership in Brazil initiatives; increased market share attributable to new initiatives; leadership in mobile trading platform initiatives; advancement of options trading strategy and capabilities; and leadership regarding the announced pending acquisition of NYSE Euronext.

•

Mr. Farley: discipline in the management of our credit default swap business; efficient and seamless transition of responsibilities at ICE Futures U.S.; advancement of options trading strategy and capabilities; and leadership regarding the announced pending acquisition of NYSE Euronext.

The Compensation Committee also considered that Mr. Sprecher, Mr. Hill, and ICE’s Investor Relations department achieved top rankings in Institutional Investor magazine’s 2013 All-America Executive Team for the third consecutive year. Mr. Sprecher was also voted “Best CEO” in the category of Brokers, Asset Managers and Exchanges by buy-side analysts.

Based on these factors and accomplishments, the Compensation Committee determined that management significantly exceeded their non-financial MBO’s for 2012 and scored non-financial performance (which accounts for 10% of the overall bonus determination) up to approximately 150% achievement.

Based on the performance and considerations described above, the following annual bonus awards for fiscal year 2012 were approved by the Compensation Committee:

Name and Position	2012 Annual Bonus
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$2,026,500 (97% of target)

Charles A. Vice President and Chief Operating Officer	$1,266,563 (97% of target)

Scott A. Hill Senior Vice President, Chief Financial Officer	$904,688 (97% of target)

David S. Goone Senior Vice President, Chief Strategic Officer	$743,147 (82% of target)

Thomas W. Farley Senior Vice President, Financial Markets	$868,500 (97% of target)

All annual bonus awards for the NEOs were paid in cash during February 2013, and are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

The performance targets in 2013 are substantially similar to those used for 2012. That is, the Executive Bonus Plan will continue, as approved by stockholders, to fund a bonus pool at the rate of 3% of EBITDA. The Compensation Committee will evaluate this funding, as well as ICE’s performance against Revenue, Net Income and EBITDA growth targets (equally-weighted), as well as non-financial MBOs related to the enhancement of product offerings, regulatory compliance, integration of acquisitions, system performance and execution on our strategic initiatives. Please refer to the Investors & Media section of our website (www.theice.com) for publicly available information related to our financial performance.

Equity Compensation

The Compensation Committee believes that long-term incentives, primarily delivered through equity grants, are an effective vehicle to align the interests of executive officers with those of our stockholders and serve as a retention tool through multi-year vesting schedules. ICE is sensitive to the concerns of its stockholders regarding the potential dilutive impact of equity awards, and also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing its grants. The Compensation Committee believes that the benefits to ICE stockholders resulting from equity award grants to our NEOs, including interest alignment and mitigation of incentives to take inappropriate business risks, however, outweigh the adverse effects of such potential dilution. The value of the equity awards granted to our NEOs is designed to target total direct compensation between the median and 75th percentile of ICE’s peer group, though actual awards may vary based on individual performance, internal pay equity considerations and retention objectives, as determined in the Compensation Committee’s discretion. Equity grants in 2012 were made under our 2009 Omnibus Incentive Plan. We are seeking stockholder approval at this Annual Meeting for our 2013 Employee Incentive Plan (which, if approved, will replace the 2009 plan) and our 2013 Director Incentive Plan in order to reflect current governance practices and to be able to continue to grant equity, thus aligning the interests of our employees and directors with those of our stockholders. Please see Item 3—Approval of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan and Item 4—Approval of the IntercontinentalExchange, Inc. Omnibus Non-Employee Director Incentive Plan below for further details.

As discussed in our 2011 proxy filing, we changed our annual equity award grant timing from December to January and, as a result, no annual equity award appears in the Summary Compensation Table row for the 2010 calendar year since the 2010 grant was made in December 2009. We made this change to better align the annual equity awards with our annual performance review process.

In January 2011, the Compensation Committee approved an equity award to the executive officer group that included a mix of stock options (33% of the target award value) and performance-based restricted stock units (67% of the target award value). The performance-based restricted stock units were awarded based on the accomplishment of 2011 EBITDA performance, subject to a market condition that reduced the number of shares that were earned above the target performance threshold by 10% based on ICE’s 2011 total stockholder return, or “TSR”, performance as compared to the S&P 500 index. The TSR condition required a reduction of the number of shares earned above target by 10% if the TSR on ICE’s Common Stock during 2011 was below the S&P 500 index by 10% or less and reduced by 20% if the TSR on ICE’s Common Stock during 2011 was below the S&P 500 index by more than 10%. The number of shares that could have been earned under the performance-based awards was zero for performance below the threshold performance target, 50% of the target award for performance at the threshold, 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum performance level. Both the stock options and the performance-based restricted stock unit awards vest over the three years following grant, subject to continued employment. The Compensation Committee determined that ICE’s EBITDA for 2011 was approximately 105% of the target for this award. ICE’s 2011 TSR exceeded the S&P 500 and therefore no reduction in award level was triggered. The combined impact of the above target EBITDA performance and the TSR performance resulted in individual awards at 139.8% of the target level. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on January 11, 2011 were delivered on February 8, 2012. Based on continued employment, the second tranche (1/3) of shares earned pursuant to these performance-based restricted stock units vested in January 2013 and the final tranche (1/3) of shares earned pursuant to performance-based restricted stock units is scheduled to vest in January 2014.

In establishing the January 2012 equity award levels, the Compensation Committee, with the assistance of Towers Watson, reviewed officer compensation matters at its meeting in May 2011 and found the following competitive positioning relative to peers for target total direct compensation:

Name and Position	Target Total Direct Compensation Positioning Relative to Peer Group
Jeffrey C. Sprecher Chairman and Chief Executive Officer	60th Percentile

Charles A. Vice President and Chief Operating Officer	50th Percentile

Scott A. Hill Senior Vice President, Chief Financial Officer	60th Percentile

David S. Goone Senior Vice President, Chief Strategic Officer	60th Percentile

Thomas W. Farley Senior Vice President, Financial Markets	50th Percentile

As a result, and in consultation with its compensation consultant, the Compensation Committee determined that the long-term incentive awards reflected in the tables below were appropriate. These awards were made in January 2012 and were higher, in terms of target value, than awards made in January 2011. The Compensation Committee also considered the overall mix of variable compensation delivered through cash and equity, the positioning relative to peers when considering each individual’s experience, and each individual’s continued level of individual performance and leadership.

Name and Position	Target Grant Date Value of 2012 Equity Awards
Jeffrey C. Sprecher Chairman and Chief Executive Officer	$5,000,000

Charles A. Vice President and Chief Operating Officer	$3,500,000

Scott A. Hill Senior Vice President, Chief Financial Officer	$2,500,000

David S. Goone Senior Vice President, Chief Strategic Officer	$1,750,000

Thomas W. Farley Senior Vice President, Financial Markets	$1,250,000

The January 2012 equity award to the executive officer group included a mix of stock options (25% of the target award value — down from 33% in the 2011 awards) and performance-based restricted stock units (75% of the target award value — up from 67% in the 2011 awards). The performance-based restricted stock units were awarded based on the accomplishment of 2012 EBITDA performance, subject to a stock market condition that could have reduced the number of shares that were earned above target based on ICE’s 2012 TSR performance as compared to the S&P 500 index. In the event ICE outperformed the EBITDA target for this award, the stock market condition could have reduced the number of shares earned above target by 10% if the TSR on ICE’s Common Stock during 2012 was below the S&P 500 index by 10% or less and reduced by 20% if the TSR on ICE’s Common Stock during 2012 was below the S&P 500 index by more than 10%. The number of shares that could have been earned under the performance-based awards ranged from zero for performance below the threshold performance target, 50% of the target award for performance at the threshold (85% of the EBITDA goal), 100% of the target award for performance at the target, and 250% of the target award for performance at the maximum (120% of the EBITDA goal) performance level. Both the stock option and performance-based restricted stock unit awards vest over the three years following grant, subject to continued employment.

The following equity awards were made to the NEOs on January 17, 2012:

Name	Stock Options	Performance-Based Restricted Stock Units at Target Performance
Jeffrey C. Sprecher	23,071	34,118
Charles A. Vice	16,149	23,883
Scott A. Hill	11,535	17,059
David S. Goone	8,074	11,941
Thomas W. Farley	5,767	8,529

The January 17, 2012 stock options have a strike price of $112.15, which was the closing price of our Common Stock on the grant date.

In February 2013, the Compensation Committee determined that ICE’s EBITDA for 2012 was approximately 92.6% of target. Pursuant to the terms of the awards, certain costs attributable to merger and acquisition activity were excluded based on the rationale that ICE does not want to discourage future acquisition attempts when the opportunity arises. Because ICE’s 2012 EBITDA performance was below target, no TSR evaluation was triggered. The impact of the below target EBITDA performance resulted in individual awards at 75.3% of the target level. The first tranche (1/3) of shares earned pursuant to performance-based restricted stock units granted on January 17, 2012 were delivered on February 8, 2013. Based on continued employment, the second tranche (1/3) of shares earned is scheduled to vest in January 2014 and the final tranche (1/3) of shares earned is scheduled to vest in January 2015.

The following table illustrates the January 17, 2012 performance-based restricted stock units earned based on 2012 performance:

Name	Performance-Based Restricted Stock Units at Target Performance	Performance-Based Restricted Stock Units at Actual Performance (75.3% of Target Shares)
Jeffrey C. Sprecher	34,118	25,690
Charles A. Vice	23,883	17,983
Scott A. Hill	17,059	12,845
David S. Goone	11,941	8,991
Thomas W. Farley	8,529	6,422

Equity awards for all officers are normally approved at a regularly scheduled Compensation Committee meeting. ICE management is not authorized to approve equity awards for officer-level employees, and does not have the discretion or authority to govern the timing of equity awards. In 2012, no equity awards for officers were approved outside of a Compensation Committee meeting. ICE uses the closing price of its Common Stock on the NYSE on the grant date for purposes of establishing the strike price of stock options and for accounting purposes of other equity awards. ICE has not issued stock options with an exercise price below the fair market value of its Common Stock on the grant date.

Benefits and Perquisites

ICE provides medical insurance, life and disability insurance, and other benefits to executives that are generally available to other employees. For its U.S. executive officers, ICE provides an enhanced term life insurance benefit (calculated at five times salary less $100,000) and a supplemental disability insurance benefit that is designed to approximate the total benefit level (60% of eligible compensation) that cannot be provided pursuant to the limits in our group disability plans ($10,000 per month). Our contributions to these benefits programs are included in the All Other Compensation section of the Summary Compensation table below. As discussed in our 2012 proxy filing, in January 2012, the Compensation Committee approved a Corporate Aircraft policy which, among other things, included the authorization of up to $75,000 of incremental cost to ICE for personal use of company-owned or leased aircraft by each of Mr. Sprecher and Mr. Vice. In 2012, Mr. Sprecher had no such unreimbursed personal use of company-owned aircraft and Mr. Vice incurred $36,663 of such unreimbursed personal use of company-owned aircraft, which is reported in the 2012 Summary Compensation Table and 2012 All Other Compensation table. Additionally, as discussed in our 2012 proxy filing, in January 2012, the Compensation Committee approved the payment of $250,000 to the Federal Trade Commission on behalf of Mr. Sprecher in connection with filing fees for Hart-Scott-Rodino Antitrust Improvements Act of 1976. These filings and the corresponding filing fees were required in part due to Mr. Sprecher’s participation in ICE’s equity compensation programs. Mr. Sprecher is responsible for taxes due as a result of ICE paying the filing fees and he was not provided a tax gross-up payment. This $250,000 appears in the 2012 Summary Compensation Table and 2012 All Other Compensation table. There are no other perquisites provided to any of our executive officers that would require disclosure in the Summary Compensation Table.

Retirement Plans

We provide retirement benefits to U.S. corporate officers through a 401(k) retirement plan on the same terms and conditions as those offered to all ICE employees. Generally, we provide an immediately vested matching contribution of 100% of the first 5% of employee deferrals of eligible compensation, subject to Internal Revenue Service limits ($250,000 per individual in 2012). We do not offer a defined benefit pension plan or any other form of supplemental executive retirement plan.

Clawback Policy

We have adopted a compensation recoupment, or “clawback” policy, to permit ICE to seek recovery of performance-based incentive awards in the event of certain financial statement restatements. The clawback policy states:

Effective December 9, 2010, it is ICE’s policy that if ICE’s financial statements are required to be restated due to intentional misconduct and/or fraud, the Compensation Committee will, when deemed appropriate in its discretion, direct that ICE seek to recover all or a portion of any affected award made to officers who have engaged in the intentional misconduct and/or fraud that caused the need for the restatement with respect to any fiscal period of ICE. An “affected award” includes any cash or equity-based bonus or incentive compensation payment awarded or given to the employee after the effective date of this policy, and the net proceeds of any stock options exercised after the effective date of this policy, that were advantaged by the filing of the financial statements that were required to be restated.

The amount to be recovered from such individual shall be the estimated amount up to which the affected award exceeded the amount that would have been paid to (or received by) the employee had ICE’s financial statements been properly stated. The Compensation Committee has the authority to determine an appropriate recovery amount, if any, under the circumstances, and whether to initiate or continue pursuing a recovery, based upon factors consistent with the Compensation Committee’s exercise of its fiduciary duties and the Compensation Committee’s good faith reliance upon information, opinions or advice from professional advisors, consultants or experts.

Termination of Employment and Change of Control Payments

We have entered into employment agreements with each of our NEOs that provide benefits upon certain employment terminations (including certain terminations in connection with a “Change in Control” of ICE). The terms of these employment agreements are discussed in more detail in the narrative following the Summary Compensation Table below. The Compensation Committee believes that employment agreements with termination and certain Change in Control protections are appropriate and necessary to attract and retain executive level talent, and to mitigate uncertainty and distraction of our management team in the event that the employment of any of our NEOs terminates. The Compensation Committee intends that the terms of NEO employment agreements be consistent with market practice, as adjusted for our business considerations, and periodically reviews the terms of our NEOs’ employment agreements compared to market practice. As discussed in our 2012 annual proxy statement, in 2012 the Compensation Committee revised our NEO’s employment agreements to, among other things, remove the Code Section 280G “golden parachute” excise tax gross-up provisions (Mr. Hill’s employment agreement had been amended to remove this provision in 2010 and Mr. Farley’s employment agreement, entered into on June 18, 2012, did not include this provision) and make certain other changes determined to be appropriate to reflect market practice and the current needs of our businesses.

The Change in Control protections require a “double-trigger” (i.e., two events must occur before any severance payment is made: there must be a Change in Control and the executive officer’s employment must be voluntarily terminated) before a payment is provided. The Compensation Committee opted for a “double-trigger,” rather than providing for payments solely on the basis of a Change in Control because the Compensation Committee believes this to be more consistent with the purpose of encouraging the continued employment of our NEOs following a Change in Control and with market practices. Furthermore, the Change in Control provisions provide significant retention value with respect to our NEOs.

Stock Ownership Guidelines, Retention Requirements and Insider Trading Policy

Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of stockholders for ICE’s executives and directors to own a significant amount of ICE Common Stock. Moreover, a meaningful direct ownership stake by our executives and directors demonstrates to our other investors and stockholders a strong alignment of interests and commitment to ICE’s success, and also provides a structural mechanism to discourage our executives from taking inappropriate business risks. Accordingly, ICE’s Stock Ownership Policy is applicable to all ICE officers (including all of the NEOs) and directors, and requires the following level of ownership (expressed as a multiple of base salary for executives and a multiple of annual cash retainer for directors):

Position	Ownership Multiple	NEO Actual Stock Ownership Multiple of Base Salary*
Chief Executive Officer	10 times base salary	176 times
President	4 times base salary	10 times
Senior Vice Presidents	2 times base salary	6 times for Messrs. Hill and Goone; 4 times for Mr. Farley
Vice Presidents and any other corporate officer	1 times base salary	Not Applicable
Members of the Board of Directors of ICE	5 times annual cash retainer	Not Applicable

*	As defined in the Stock Ownership Policy and summarized above as of the record date.

In establishing the ownership multiple, the Compensation Committee considered information about ownership multiples at its peer companies and recommendations from third-party groups such as Institutional Shareholder Services (or ISS) and its external compensation consultant. “Ownership,” for purposes of this Stock Ownership Policy, includes: (i) shares of ICE Common Stock that are owned outright (including those held by a spouse or dependent children), (ii) vested “in-the-money” stock options, and (iii) unvested restricted stock, restricted stock units and any deferred vested restricted stock units that are not subject to any performance-based vesting metric. All unvested stock options, “underwater” stock options and unearned performance-based equity awards do not count towards the ownership targets. A newly appointed corporate officer will have five years from his or her date of hire or appointment as an officer to comply with this Stock Ownership Policy and a new director will have three years from his or her date of joining the Board of Directors to comply with this Stock Ownership Policy. The Compensation Committee will monitor the ownership levels of its executives and directors during this transition period.

The Compensation Committee monitors the stock ownership levels of our officers and directors on at least an annual basis. In the event of a corporate officer or director’s noncompliance with ICE’s stock ownership policy, the Compensation Committee will review the facts and circumstances regarding the noncompliance and will use its discretion in determining the appropriate corrective actions and/or penalties. Such corrective actions and penalties include, but are not limited to, instructing the officer or director to buy shares of our Common Stock in the open market to comply with the Stock Ownership Policy, reducing or eliminating future equity grants to the officer or director until they comply with the Stock Ownership Policy or issuing a warning to the officer or director. To date, there have been no instances of noncompliance with the Stock Ownership Policy.

Retention Requirements

To facilitate meeting the minimum holding requirements as specified in this Stock Ownership Policy in a timely fashion, the Compensation Committee recommends that all corporate officers and directors retain a minimum of 50% of the net value of shares obtained pursuant to each stock option exercise and the vesting of restricted shares for all future grants of stock options or restricted stock until such corporate officer or director has satisfied the minimum stock ownership targets for his or her position. Further, the Compensation Committee recommends that for all grants of stock options or restricted stock after 2012 to the Chief Executive Officer, the Chief Executive Officer should retain a minimum of 50% of the net value of each stock option exercise and vesting of restricted shares for three years beyond the applicable exercise or vesting date.

Insider Trading Policy

In addition, as discussed above, our Insider Trading Policy prohibits employees and directors from entering into hedging transactions in our securities.

Policy on Deductibility of Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. Performance-based compensation that has been approved by ICE’s stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Compensation Committee of the Board of Directors that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).

Our policy is to strive to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives, and accordingly retains discretion to award compensation that exceeds deductibility limitations if it deems appropriate in the circumstances. To affect this policy, we currently maintain two incentive plans (each approved by stockholders in 2009) designed to be compliant with Section 162(m) in order to preserve ICE’s ability to provide compensation that is “performance-based” within the meaning of the Code and therefore preserve ICE’s ability to maximize the deductibility of executive compensation.

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table presents information relating to the compensation earned by the NEOs for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey C. Sprecher	2012	1,050,000	2,823,511	1,249,987	2,026,500	279,918	7,429,916
Chairman and Chief Executive Officer	2011	1,041,667	3,933,888	1,385,970	2,289,000	25,255	8,675,780
	2010	908,333	—	—	2,250,000	25,020	3,183,353

Scott A. Hill	2012	625,000	1,411,755	624,966	904,688	22,076	3,588,485
Senior Vice President, Chief Financial Officer	2011	616,667	1,404,881	494,954	993,750	21,391	3,531,643
	2010	507,917	299,908	—	870,000	17,222	1,695,047

Charles A. Vice	2012	750,000	1,976,458	874,953	1,266,563	57,866	4,925,840
President and Chief Operating Officer	2011	733,333	1,873,249	659,939	1,391,250	21,494	4,679,265
	2010	600,000	—	—	1,000,000	21,817	1,621,817

David S. Goone	2012	604,000	988,173	437,449	743,147	24,827	2,797,596
Senior Vice President, Chief Strategic Officer	2011	599,115	1,404,881	494,954	959,963	23,694	3,482,607
	2010	538,750	—	—	800,000	21,049	1,359,799

Thomas W. Farley(5)	2012	587,499	705,823	312,456	868,500	18,664	2,492,942
Senior Vice President, Financial Markets

Notes

(1)	The amounts in this column represent the aggregate grant date fair value of all restricted stock grants in the calendar year, calculated in accordance with FASB Accounting Standards Codification 718, or ASC Topic 718 on the grant date, which is equal to our closing price on the grant date times the number of performance-based restricted stock units granted, less a haircut on performance-based award fair value based on the probability that the market condition is not acheived. Additional information regarding these grants is described in Note 9 to our Consolidated Financial Statements for 2012 (filed with our Annual Report on Form 10-K). This column includes the grant-date value of performance-based restricted stock unit awards that were granted in January 2012 (for calendar year 2012) and January 2011 (for calendar year 2011). As discussed more fully in the CD&A, as a result of granting performance-based stock awards in January 2011, instead of December 2010, these awards were not granted to our NEOs in calendar year 2010 other than a special award of time-based restricted stock units to Mr. Hill for high performance and retention (awards in respect of the 2010 calendar year were granted in 2009). The 2012 and 2011 values reflect actual performance-based restricted stock unit awards earned for each year based on our actual 2012 EBITDA performance (for calendar year 2012) and 2011 EBITDA performance (for calendar year 2011), in each case, based on grant date fair value.

(2)	The amounts in this column represent the aggregate grant date fair value of all stock option grants in the calendar year. As discussed more fully in the CD&A, as a result of granting stock option awards in January 2011, instead of December 2010, these awards were not granted to our NEOs in calendar year 2010 (awards in respect of the 2010 calendar year were granted in 2009). Additional details of the 2012 stock option awards are included in the CD&A. These values were calculated in accordance with FASB ASC Topic 718 on the date of grant using the following assumptions: risk-free interest rate 0.57%; expected life 4 years; expected volatility 63.9%; and expected dividend yield 0%. Additional information regarding these grants is described in Note 9 to our Consolidated Financial Statements for 2012 (filed with our Annual Report on Form 10-K), although for the January 2012 grants, the assumptions used to calculate fair value at the grant date were different from the assumptions used for year-end financial reporting purposes.

(3)	The amounts in this column represent fiscal year 2010 through 2012 cash bonus awards that were paid in February of the following calendar year. For 2012, during February 2013 the NEOs were paid the amounts reported in the 2012 row of the “Non-Equity Incentive Plan Compensation” column under the Executive Bonus Plan, or EBP. Please see further discussion of these amounts in the “Annual Bonus” section of the CD&A and footnote 3 of the “2012 Grants of Plan-Based Awards” table.

(4)	The amounts in this column represent the items in the 2012 All Other Compensation table below.

(5)	Mr. Farley was promoted and first became an NEO in 2012; therefore, 2011 and 2010 compensation has not been included in the above table.

2012 All Other Compensation

The following table provides details regarding the perquisites received by each of the NEOs, as well as the other elements of compensation listed in the “All Other Compensation” column of the Summary Compensation Table, for the fiscal year ended December 31, 2012.

Name	401(k) Matching Contributions ($)(1)	Life Insurance Premiums ($)(2)	Disability Insurance Premiums ($)(3)	Other Amounts ($)(4)	Total ($)

Jeffrey C. Sprecher	12,500	8,560	8,858	250,000	279,918

Scott A. Hill	12,500	1,632	7,944	—	22,076

Charles A. Vice	12,500	2,525	6,178	36,663	57,866

David S. Goone	12,500	3,150	9,177	—	24,827

Thomas W. Farley	12,500	741	5,423	—	18,664

Notes

(1)	The amounts in this column represent fiscal year 2012 matching contributions under our 401(k) and Profit Sharing Plan. The matching formula is 100% of the first 5% of the eligible employee’s compensation contributed to the 401(k) Plan, subject to plan and statutory limits. Each NEO participates under the same terms and conditions as all other eligible employees.

(2)	The amounts in this column represent fiscal year 2012 payments of term life insurance policy premiums.

(3)	The amounts in this column represent fiscal year 2012 payments of supplemental disability insurance policy premiums.

(4)	The amount listed for Mr. Sprecher reflects the amount of Hart-Scott-Rodino Act filing fees paid by ICE on behalf of Mr. Sprecher as described in the CD&A. The amount listed for Mr. Vice represents the incremental cost of personal use of the corporate aircraft by Mr. Vice during 2012. These amounts were calculated based on the variable operating costs to ICE for each flight hour attributed to personal use (as well as any flight hours attributable to empty pick-up or return flights), including fuel costs; labor, parts, and maintenance costs; landing and parking fees; on-board catering costs; and crew expenses. These per-hour costs were determined by using industry-standard cost-estimating guides. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries, pilot training, depreciation, hangar rent and insurance. In addition to the incremental cost of personal aircraft use reported above, we also impute taxable income to the named executive officers for any personal aircraft use in accordance with Internal Revenue Service regulations and ICE does not provide tax reimbursements, or “gross-ups,” on these amounts.

2012 Grants of Plan-Based Awards

The following table presents information relating to equity awards granted to the NEOs in fiscal year 2012. References in the table to “2009 OIP” refer to the 2009 Omnibus Incentive Plan and “EBP” refer to the Executive Bonus Plan.

Name	Grant Date and Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Shares of Stock or Units (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)		Max ($)	Threshold (#)	Target (#)	Max (#)
Jeffrey C. Sprecher
2009 OIP	1/17/2012								23,071	112.15	1,249,987
2009 OIP	1/17/2012					17,059	34,118	85,295
EBP		N/A	2,100,000	(4)	N/A

Scott A. Hill
2009 OIP	1/17/2012								11,535	112.15	624,966
2009 OIP	1/17/2012					8,530	17,059	42,648
EBP		N/A	937,500	(4)	N/A

Charles A. Vice
2009 OIP	1/17/2012								16,149	112.15	874,953
2009 OIP	1/17/2012					11,942	23,883	59,708
EBP		N/A	1,312,500	(4)	N/A

David S. Goone
2009 OIP	1/17/2012								8,074	112.15	437,449
2009 OIP	1/17/2012					5,971	11,941	29,853
EBP		N/A	906,000	(4)	N/A

Thomas W. Farley
2009 OIP	1/17/2012								5,767	112.15	312,456
2009 OIP	1/17/2012					4,265	8,529	21,323
EBP		N/A	900,000	(4)	N/A

Notes

(1)	Represents performance-based restricted stock units granted on January 17, 2012 with a three year vesting schedule (33.3% vesting upon approval of 2012 actual performance compared to the targets, and 33.3% on each of the first business days in January 2014 and 2015). The number of shares issued is determined based on the accomplishment of a 2012 financial target as well as the company’s total shareholder return relative to the S&P 500 index. Please see the “Equity Compensation” section of the CD&A for additional discussion of this grant. The grant date fair value of this award was calculated in accordance with ASC Topic 718, and such accounting is further described in Note 9 to our Consolidated Financial Statements for 2012 (filed with our annual Report on Form 10-K). The actual performance-based restricted stock units earned based on 2012 performance were: Mr. Sprecher: 25,690 shares; Mr. Hill: 12,845 shares; Mr. Vice: 17,983 shares; Mr. Goone: 8,991 shares; and Mr. Farley: 6,422 shares.

(2)	Please see the “Equity Compensation” section of the CD&A for additional information regarding equity grants to our NEOs in January 2012.

(3)	These values were calculated in accordance with FASB ASC Topic 718 on the date of grant. Please see note 2 of our Summary Compensation Table for additional discussion of these grants.

(4)	Represents full-year target bonus payout levels. Bonus targets as a percentage of salary for 2012 were as follows: 200% of salary for Mr. Sprecher, 175% of salary for Mr. Vice, 150% of salary for Messrs. Hill, Goone and Farley. Actual awards granted in any given year may range from no payouts to bonus payments above the established target levels, in accordance with the terms of the Executive Bonus Plan. For fiscal 2012, pursuant to the Executive Bonus Plan, the Compensation Committee authorized the following cash payments: Mr. Sprecher: $2,026,500, Mr. Hill: $904,688, Mr. Vice: $1,266,563, Mr. Goone: $743,147, and Mr. Farley: $868,500.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information relating to outstanding equity awards held by the NEOs for the fiscal year ended December 31, 2012, based on the closing price of $123.81 for our Common Stock on the NYSE on December 31, 2012. References in the table to “2000 SOP” refer to the 2000 Stock Option Plan and “2009 OIP” refer to the 2009 Omnibus Incentive Plan.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (# Exercisable)(1)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Jeffrey C. Sprecher
2000 SOP	12/22/2006		36,802	—	104.23	12/22/2016
2000 SOP	12/28/2007		14,550	—	189.43	12/28/2017
2000 SOP	12/16/2008		27,432	—	80.17	12/16/2018
2009 OIP	12/10/2009		27,615	—	106.00	12/10/2019
2009 OIP	1/11/2011		14,525	8,207	112.48	1/11/2021
2009 OIP	1/17/2012		—	23,071	112.15	1/17/2022
2009 OIP	12/10/2009	(3)					11,665	1,444,244
2009 OIP	1/11/2011	(4)					23,792	2,945,688
2009 OIP	1/17/2012	(5)					25,690	3,180,679

Scott A. Hill
2000 SOP	5/14/2007		3,878	—	138.80	5/14/2017
2000 SOP	12/28/2007		5,560	—	189.43	12/28/2017
2000 SOP	12/16/2008		8,194	—	80.17	12/16/2018
2009 OIP	12/10/2009		9,862	—	106.00	12/10/2019
2009 OIP	1/11/2011		5,187	2,931	112.48	1/11/2021
2009 OIP	1/17/2012		—	11,535	112.15	1/17/2022
2009 OIP	12/10/2009	(3)					4,166	515,792
2009 OIP	3/03/2010	(6)					932	115,391
2009 OIP	1/11/2011	(4)					8,497	1,052,014
2009 OIP	1/17/2012	(5)					12,845	1,590,339

Charles A. Vice
2000 SOP	12/22/2006		10,182	—	104.23	12/22/2016
2000 SOP	12/28/2007		11,120	—	189.43	12/28/2017
2000 SOP	12/16/2008		3,874	—	80.17	12/16/2018
2009 OIP	12/10/2009		12,207	—	106.00	12/10/2019
2009 OIP	1/11/2011		6,916	3,908	112.48	1/11/2021
2009 OIP	1/17/2012		—	16,149	112.15	1/17/2022
2009 OIP	12/10/2009	(3)					5,555	687,765
2009 OIP	1/11/2011	(4)					11,330	1,402,767
2009 OIP	1/17/2012	(5)					17,983	2,226,475

David S. Goone
2000 SOP	12/22/2006		1,918	—	104.23	12/22/2016
2000 SOP	12/28/2007		8,900	—	189.43	12/28/2017
2000 SOP	12/16/2008		2,952	—	80.17	12/16/2018
2009 OIP	12/10/2009		9,862	—	106.00	12/10/2019
2009 OIP	1/11/2011		5,187	2,931	112.48	1/11/2021
2009 OIP	1/17/2012		—	8,074	112.15	1/17/2022
2009 OIP	12/10/2009	(3)					4,166	515,792
2009 OIP	1/11/2011	(4)					8,497	1,052,014
2009 OIP	1/17/2012	(5)					8,991	1,113,176

Thomas W. Farley
2000 SOP	2/22/2007		4,424	—	160.58	2/22/2017
2000 SOP	12/28/2007		4,560	—	189.43	12/28/2017
2000 SOP	12/16/2008		4,507	—	80.17	12/16/2018
2009 OIP	12/10/2009		4,931	—	106.00	12/10/2019
2009 OIP	1/11/2011		2,593	1,466	112.48	1/11/2021
2009 OIP	1/17/2012		—	5,767	112.15	1/17/2022
2009 OIP	12/10/2009	(3)					2,083	257,896
2009 OIP	3/03/2010	(6)					1,165	144,239
2009 OIP	1/11/2011	(4)					4,248	525,945
2009 OIP	1/17/2012	(5)					6,422	795,108

Notes

(1)

Stock options granted after 2006 vest over a three-year period (33.33% on the one-year anniversary date of the grant date and the balance vesting ratably on a monthly basis over the remaining 24 months). Stock options granted through 2006 vest over a four-year period (25% on the one-year anniversary of the grant date and the balance vesting ratably on a monthly basis over the remaining 36 months).

(2)	Market value of stock awards is calculated based on the closing price of our Common Stock on the NYSE on December 31, 2012: $123.81.

(3)	Represents performance-based restricted stock units granted on December 10, 2009 and earned based on the achievement of 2010 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2010 actual performance compared to the target, and 33.3% on each of the first business days in January 2012 and 2013). Payout values reflect actual performance, which was 131.8% of the target performance level.

(4)	Represents performance-based restricted stock units granted on January 11, 2011 and earned based on the achievement of 2011 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2011 actual performance compared to the target, and 33.3% on each of the first business days in January 2013 and 2014). Payout values reflect actual performance, which was 139.8% of the target performance level.

(5)	Represents performance-based restricted stock units granted on January 17, 2012 and earned based on the achievement of 2012 financial performance vs. a pre-established target, as well as performance of ICE’s Common Stock vs. the S&P 500 Index. These restricted stock units vest and are settled over a three-year period (33.3% upon approval of 2012 actual performance compared to the target, and 33.3% on each of the first business days in January 2014 and 2015). Payout values reflect actual performance, which was 75.3% of the target performance level.

(6)	Represents time-based restricted stock units granted on March 3, 2010 with a three-year vesting schedule (33.3% per year on each anniversary of the date of grant).

Option Exercises and Stock Vested During 2012

The following table presents information relating to stock option awards exercised and stock awards vested, respectively, during fiscal year 2012 for the NEOs.

	Option Awards Exercised in 2012		Stock Awards Vested in 2012
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting ($)(3)

Jeffrey C. Sprecher	—	—	37,408	4,572,390

Scott A. Hill	—	—	13,301	1,644,223

Charles A. Vice	4,110	172,457	17,153	2,099,024

David S. Goone	1,710	97,984	12,370	1,515,605

Thomas W. Farley	—	—	7,546	941,968

Notes

(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the stock options.

(2)	These shares represent performance-based restricted stock units initially granted on December 16, 2008, December 10, 2009 and January 11, 2011 that vested in 2012. In addition, for Messrs. Hill and Farley, these amounts include time-based restricted stock units initially granted on March 3, 2010 that vested in 2012. Please see the “Equity Compensation” section of the CD&A for additional discussion of these restricted stock units.

(3)	The amounts in this column are calculated by multiplying the number of shares that in each case vested during 2012 by the fair market value of our Common Stock on the vesting date.

2012 Nonqualified Defined Contribution and Other Deferred Compensation Plans

We do not maintain any nonqualified defined contribution plans or nonqualified deferred compensation plans, such as a supplemental executive retirement plan, 401(k) excess plan, or other vehicles to defer the receipt of cash or equity compensation.

Employment Agreements and Other Factors Affecting 2012 Compensation

We have entered into employment agreements with each of the NEOs that contain provisions that govern compensation in the event of termination for cause, termination by ICE unrelated to a change in control, and termination by ICE after a change in control. The material provisions regarding the employment agreements and the provisions governing these termination scenarios are described below.

ICE executed amended and restated versions of its employment agreements in 2012 with each of its NEOs. As reported on a Current Report on Form 8-K that was filed with the SEC on February 24, 2012, ICE entered into revised employment agreements with Messrs. Sprecher, Vice, Hill and Goone in February 2012. Additionally, ICE entered into a new employment agreement with Mr. Farley in June 2012 which is substantially similar to the employment agreements, as amended and restated, with our other NEOs. Certain terms of the NEO employment agreements we entered into in 2012 are different than the terms of the employment agreements that were previously in place. Among other modifications, the revisions (1) removed the Code Section 280G excise tax gross-up provision from the revised employment agreements for each executive other than Mr. Hill (whose employment agreement had previously been amended to remove this provision); (2) changed the calculation for the “bonus” portion of each executive’s cash severance amount from a fixed percentage of base salary to a formula based on the executive’s actual bonus payments; (3) clarified treatment of the executive’s equity awards, in each case, as paid or provided in connection with termination of employment by ICE other than for “cause” or the executive’s resignation for “good reason” (each as defined below); (4) increased the time period for eligibility for “change in control” severance treatment for a qualifying employment termination to 180 days from 90 days preceding a change in control; (5) modified the “good reason” definition to include the failure of ICE’s successor to assume the executive’s employment agreement and the receipt of a notice of non-renewal of the employment agreement term during the three years following a “change in control”; and (6) updated the salary of each NEO (as described in our 2012 proxy filing).

Term of Employment

The employment agreements provide for an initial employment term of three years, which will be automatically extended every six months during the term of each agreement so that the remaining term of the agreement is never more than three years or less than two and a half years, unless either ICE or the executive, prior to the date of extension, give written notice to the other that there will be no extension. The effect of this provision is to ensure that the term remaining under any of these agreements is never more than the initial term and never less than six months less than the initial term.

Base and Bonus Compensation

Each of our NEO’s employment agreements provides for an initial annual base salary, subject to increase, and an annual bonus that is reasonable in light of his contribution for that year and contributions made by and bonuses paid to ICE’s other senior executives for such year. In addition, each NEO is also to receive, from time to time, grants of awards under our equity plans, in each case as determined by the Compensation Committee or by the Board of Directors as a whole.

Non-competition

Each executive agrees under his employment agreement that for the term of his employment agreement or, if less, for the one-year period which starts on the date that his employment terminates, not to assume or perform any managerial or supervisory responsibilities and duties that are substantially the same as those that he performs for ICE for any other business entity that engages in operating global commodity and financial products marketplaces for the trading of physical commodities, futures contracts, options contracts, and other derivative instruments, providing risk management tools and clearing services, providing brokerage services, and providing market data relating to these services in which ICE is engaged as of the date of termination of the executive’s employment or in which ICE proposes to engage under its business plan as in effect on such date, if any site of any of the offices or equipment of such competitive business is located in the United States, Canada, the United Kingdom or Singapore. The employment agreements provide that each executive may own up to five percent of the stock of a publicly traded company that engages in such competitive business so long as they are only passive investors and are not actively involved in such company in any way.

Non-solicitation

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any of its customers or customers of its affiliates with whom the executive had contact, knowledge or association (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twenty-four month period immediately preceding the beginning of the “restricted period.” “Restricted period” means the remainder of the executive’s term of employment without regard to the reason for the executive’s termination of employment (as such initial term may have been extended under the agreement).

Each executive is restricted from soliciting, for the purpose of competing with ICE or its affiliates, any other officer, employee or independent contractor of ICE or its affiliates with whom the executive had contact, knowledge or association to terminate his employment or business relationship with ICE or its affiliates (i) at any time during the executive’s employment with ICE or its affiliates and (ii) at any time during the twelve-month period immediately preceding the beginning of the “restricted period.”

Confidentiality Provisions

Each of the executives named above is subject to customary confidentiality provisions during the term of employment and for a five year period after termination, and each executive must not use or disclose any of ICE’s trade secrets for as long as they remain trade secrets.

Termination for Cause or Executive Resignation Other than for Good Reason

If ICE terminates an executive for “Cause,” as such term is defined below, if any such executive resigns other than for “Good Reason,” as such term is defined below, or if the executive’s employment terminates as a result of his death or disability, ICE must pay the executive, among other benefits, all accrued but unpaid salary, annual bonus, if any, and unreimbursed expenses. If an executive’s employment terminates as a result of his death, any unvested stock options, unvested restricted stock units and unvested performance share units will become immediately vested.

Termination Unrelated to a Change in Control

If the termination of an executive is unrelated to a “Change in Control”, as such term is defined below, ICE must pay a lump sum cash payment equal to three (3) times the greater of the average of the last three bonuses and the last bonus paid to the executive prior to termination. In addition, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date.

Further, ICE is required to continue to make available coverage under the employee benefits plans as if an executive remained employed for the “Welfare Benefit Continuation Period,” which is defined as two years. If an executive delivered written notice that there will not be an extension of the agreement to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the term of the Employment Agreement.

“Cause,” as used in the employment agreements, generally means: (i) the employee is convicted of, pleads guilty to, or otherwise admits to any felony or act of fraud, misappropriation or embezzlement; (ii) the employee knowingly engages or fails to engage in any act or course of conduct that is (a) reasonably likely to adversely affect ICE’s rights or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading the products defined in the non-competition section or (b) that violates the rules of any exchange or market on which ICE effects trades (or at such time are actively contemplating effecting trades) and is reasonably likely to lead to a denial of ICE’s right or qualification to effect trades on such exchange or market; (iii) there is any act or omission by the employee involving malfeasance or gross negligence in the performance of his duties and responsibilities or the exercise of his powers to the material detriment of ICE; or (iv) the employee (a) breaches any of the covenants made under his employment agreement or (b) violates any provision of any code of conduct adopted by ICE that applies to him if the consequence to such violation ordinarily would be a termination of his employment.

“Change in Control,” as used in the employment agreements, generally means: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of any outstanding ICE securities eligible to vote in an election of directors (subject to certain exceptions, including if such person is the executive, an entity controlled by the executive or group of which the executive is a member); (ii) any dissolution or liquidation of ICE or any sale or disposition of 50% or more of ICE’s assets or business; or (iii) the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE, unless (a) the persons who were the beneficial owners of outstanding ICE securities eligible to vote in an election of directors immediately before the consummation of such transaction hold more than 60% of the voting power immediately following the consummation of such transaction, and (b) each such person holds such securities in substantially the same proportion immediately following the consummation of such transaction as each such person had held immediately prior to the consummation of such transaction.

“Good Reason” generally means: (i) there is a material reduction in the executive’s base salary or opportunity to receive any annual bonus and equity grants without the executive’s express written consent; (ii) there is a material reduction in the scope, importance or prestige of the executive’s duties; (iii) executive is transferred from his primary work site to a site that is more than thirty miles from his then current work site; (iv) after a Change in Control, executive’s job title is materially changed or executive is no longer provided the same or substantially equivalent plans , programs and policies; (v) there is a material breach of his employment agreement; (vi) executive receives notice of non-renewal during the three years following a Change in Control; (vii) the failure of any successor to ICE to expressly assume executive’s employment agreement; or (viii) in the case of Mr. Sprecher, ICE fails to nominate Mr. Sprecher for re-election to the Board of Directors.

Termination Following a Change in Control

If the termination occurs following, or within 180 days prior to, the effective date of a Change in Control of ICE, ICE must pay the executive a lump sum amount of cash equal to three (3) times (i) his salary; and (ii) the greater of the average of the last three bonuses paid to executive prior to termination, the last bonus paid to executive prior to the effective date of a Change in Control and the last bonus paid to executive prior to termination. In addition, any stock options or other equity awards granted (including performance-based awards which were earned but not vested for any performance period that was completed as of the termination of employment) will become exercisable or vest upon the executive’s termination. Performance-based awards for any performance period in progress as of the termination of employment will be earned based on actual performance as determined after completion of the performance period, in accordance with the terms of such grants, and such earned awards will fully vest on such determination date. The executive will be entitled to exercise his stock options that had been granted after entering into the employment agreement for the same period as if the executive had continued in employment through the remainder of his term.

Further, ICE must continue to make available coverage under the employee benefits plans as if an executive remained employed for the Welfare Benefit Continuation Period. If an executive delivers written notice to ICE, the Welfare Benefit Continuation Period is the shorter of the period defined above or the balance of the term of the Employment Agreement. All gross-up provisions for tax consequences have been removed from the employment agreements; therefore no NEO’s are eligible for gross-up payments.

2012 Payments upon Termination

The following table presents the estimated benefits and payments for termination of the NEOs unrelated to a Change in Control and following, or within 180 days prior to, a Change in Control, assuming the termination took place on the last business day of the most recently completed fiscal year. For certain items below, the values are based on the closing price of $123.81 for our Common Stock on the NYSE on December 31, 2012.

Name	Termination for Cause ($)	Voluntary Resignation Other Than for Good Reason ($)	Disability ($)	Death ($)	Termination by ICE Unrelated to a Change in Control ($)	Termination Following a Change in Control ($)
Jeffrey C. Sprecher
Cash Severance(1)	—	—	—	—	10,017,000	10,017,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	47,316	47,316
Value of Equity Awards Subject to Accelerated Vesting(3)	—	—	—	7,932,603	7,932,603	7,932,603
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	7,932,603	17,996,919	17,996,919

Scott A. Hill
Cash Severance(1)	—	—	—	—	4,856,250	4,856,250
Cost of Welfare Benefits Continuation(2)	—	—	—	—	46,952	46,952
Value of Equity Awards Subject to Accelerated Vesting(3)	—	—	—	3,441,243	3,441,243	3,441,243
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	3,441,243	8,344,445	8,344,445

Charles A. Vice
Cash Severance(1)	—	—	—	—	6,423,750	6,423,750
Cost of Welfare Benefits Continuation(2)	—	—	—	—	45,206	45,206
Value of Equity Awards Subject to Accelerated Vesting(3)	—	—	—	4,549,582	4,549,582	4,549,582
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	4,549,582	11,018,538	11,018,538

David S. Goone
Cash Severance(1)	—	—	—	—	4,691,889	4,691,889
Cost of Welfare Benefits Continuation(2)	—	—	—	—	52,454	52,454
Value of Equity Awards Subject to Accelerated Vesting(3)	—	—	—	2,808,333	2,808,333	2,808,333
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	2,808,333	7,552,676	7,552,676

Thomas W. Farley
Cash Severance(1)	—	—	—	—	3,900,000	3,900,000
Cost of Welfare Benefits Continuation(2)	—	—	—	—	40,128	40,128
Value of Equity Awards Subject to Accelerated Vesting(3)	—	—	—	1,807,041	1,807,041	1,807,041
Golden Parachute Excise Tax and Income Tax Gross-Up Payment(4)	N/A	N/A	N/A	N/A	N/A	N/A

Total:	0	0	0	1,807,041	5,747,169	5,747,169

Notes

(1)

These amounts represent the lump sum cash severance payments in accordance with employment agreements in effect as of December 31, 2012 (as discussed in the preceding narrative) under the termination scenarios as described in the table. These calculations assume all earned base salary and annual incentive payments have been paid. For a termination unrelated to a change in control, the duration of the remaining employment term has been assumed to equal three years. Also, in light of the assumed termination date of December 31, 2012, the fiscal year 2011 bonus that was paid in February 2012 is the last bonus paid for purposes of the severance calculation under the employment agreements.

(2)	The welfare benefit continuation costs include medical, dental, basic life insurance, and executive life insurance premiums. No additional costs are assumed at the end of the welfare benefit continuation period, as described above.

(3)	The market value of stock awards is calculated based on the closing price of our Common Stock on the New York Stock Exchange on December 31, 2012: $123.81. These costs include the acceleration of vesting of unvested equity awards under other termination scenarios as described above. These amounts do not include the value of vested equity awards as of December 31, 2012.

(4)	There are no Section 280G tax gross-up provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are also ICE employees do not receive additional compensation for serving as directors. For 2012, non-employee director compensation consisted of:

•	An annual retainer of $60,000;

•	An annual retainer of $10,000 for committee members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•

An annual retainer for committee chairpersons (in lieu of the committee member retainers described above) of: $25,000 for the Audit Committee, $20,000 for the Compensation Committee, and $20,000 for the Nominating and Corporate Governance Committee;

•	A lead director fee of $50,000 (Mr. Salerno has been chosen to serve as the lead director in 2013); and

•

A grant of $175,000 in the form of restricted stock units that vest one year from the date of grant (with the number of units calculated at the time of grant by dividing the annual grant value by the closing price per share on the grant date).

Directors do not receive fees for individual Board of Directors or committee meetings in addition to the annual retainers referenced above. Through 2012, non-employee directors were permitted to elect a restricted share deferral mechanism for cash fees through the 2003 Restricted Stock Deferral Plan for Outside Directors, which are made through annual elections prior to the year of service, with a 10% discount on the value of Common Stock for any fees deferred through this method. Beginning in 2013, this deferral program is no longer offered.

As with its executive compensation program, the Compensation Committee utilizes the services of an independent compensation consultant to benchmark the competitiveness of its director compensation program. The Compensation Committee reviewed a director compensation benchmarking report in May 2012 from Compensation Advisory Partners that analyzed each aspect of director compensation against the same peer companies that were utilized for the executive compensation benchmarking report. Based on the results of this report and consultation with its compensation consultant, the Compensation Committee did not make any changes to the ICE director equity compensation framework (for directors who serve on the board of our parent company) above during 2012.

In addition, some non-employee directors who also serve as directors on the boards of our subsidiaries receive additional compensation for such board service. In 2012, nine of our non-employee directors served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe Limited, ICE Clear Credit, LLC, ICE Futures U.S., Inc., ICE Clear U.S., Inc., ICE U.S. OTC Commodity Markets, LLC and Chicago Climate Futures Exchange, LLC. We also provide office space for certain of our directors that serve as chairperson of the board of directors of an operating subsidiary.

Director Compensation Table

The following table presents information relating to compensation for our directors for the fiscal year ending December 31, 2012.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Charles R. Crisp	80,000	174,890	15,000	269,890
Jean-Marc Forneri	70,000	174,890	—	244,890
Fred W. Hatfield	70,000	174,890	130,024	374,914
Terrence F. Martell	70,000	174,890	140,024	384,914
Sir Callum McCarthy	60,000	174,890	32,380	267,270
Sir Robert Reid(4)	80,000	174,890	104,024	358,914
Frederic V. Salerno	130,000	174,890	10,000	314,890
Judith Sprieser	95,000	174,890	55,024	324,914
Vincent Tese	80,000	174,890	80,024	334,914
Judd Gregg(5)	0	241,771	15,000	256,771

Notes

(1)	The amounts in this column represent fiscal year 2012 cash payments for Board and committee retainers that were not deferred through the 2003 Restricted Stock Deferral Plan for Outside Directors.

(2)	The amounts in this column represent the aggregate fair value of restricted stock grants awarded for board service in the 2012 calendar year calculated in accordance with ASC Topic 718, which is equal to our closing stock price on the grant date times the number of shares granted. Grants to directors in 2012 were approved on March 1, 2012.

(3)	The amounts in this column represent fees paid in cash and equity to directors that also served as members of the boards of directors of our regulated subsidiaries: ICE Futures Europe, ICE Clear Europe Limited, ICE Futures U.S., Inc., ICE Clear Credit, LLC, Chicago Climate Futures Exchange, LLC, ICE U.S. OTC Commodity Markets, LLC, and ICE Clear U.S., Inc. Fees paid in British Pounds were converted to U.S. Dollars at a rate of 1.58, which was the exchange rate on December 31, 2012.

(4)	Sir Reid elected to defer 100% of his stock awards through the 2003 Restricted Stock Deferral Plan for Outside Directors. The grant date fair value of Sir Reid’s 2012 deferred restricted stock units is $174,890.

(5)	Mr. Gregg elected to convert 100% of the cash fees that he earned, and 100% of his stock awards granted, in 2012 to deferred restricted stock units through the 2003 Restricted Stock Deferral Plan for Outside Directors. The amount of cash compensation deferred was $60,000 and the grant date fair value of Mr. Gregg’s 2012 deferred restricted stock units is $241,771, which includes the $60,000 of deferred cash fees.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and based upon such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ICE’s proxy statement for the 2013 Annual Meeting of Stockholders.

Compensation Committee:

Vincent Tese, Chairperson

Charles R. Crisp

Sir Robert Reid

ITEM 2—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A (“14A”) of the Securities Exchange Act of 1934, as amended, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on ICE’s executive compensation as reported in this proxy statement. As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative above which provide detailed information on the compensation of our NEOs. Our Board of Directors and Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to ICE's success.

We are asking stockholders to approve the following advisory resolution at the 2013 Annual Meeting:

RESOLVED, that the holders of Common Stock approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis”, the compensation tables and related disclosure.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION OF OUR NEOS.

ITEM 3—APPROVAL OF THE INTERCONTINENTALEXCHANGE, INC. 2013 OMNIBUS EMPLOYEE INCENTIVE PLAN

On March 1, 2013, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the adoption of the 2013 Omnibus Employee Incentive Plan (the “2013 Employee Plan”), subject to approval by our stockholders at the 2013 Annual Meeting. The 2013 Employee Plan will be effective on May 17, 2013 if it is approved by our stockholders at the 2013 Annual Meeting. If the 2013 Employee Plan is not approved by stockholders, no awards will be made under the 2013 Employee Plan and the 2013 Employee Plan will be null and void in its entirety.

The 2013 Employee Plan will be applicable only to awards granted on or after the date the 2013 Employee Plan is approved by our stockholders (the “Effective Date”), and will replace ICE’s 2009 Omnibus Incentive Plan (the “2009 Plan”) for awards granted on or after the Effective Date. The terms and conditions of awards granted under the 2009 Plan prior to stockholder approval of the 2013 Employee Plan will not be affected by the adoption or approval of the 2013 Employee Plan and the 2009 Plan will remain effective with respect to such awards. No new grants will be made under the 2009 Plan after the Effective Date.

The 2013 Employee Plan provides for the issuance of equity-based awards covering up to three million five hundred thousand (3,500,000) shares of Common Stock, plus the number of additional shares of common stock reserved and available for issuance under the 2009 Plan as of the Effective Date. In addition, the 2013 Employee Plan includes a number of provisions designed to protect stockholder interests and appropriately reflect our compensation philosophy and developments in our compensation practices in recent years, and include a separate scheme for employees and non-employee directors; a minimum vesting schedule; a double-trigger change in control provision (as a default); and a clawback provision.

Our Board believes that the extra 3,500,000 shares available for grant under the 2013 Employee Plan would provide sufficient shares for equity-based compensation needs of ICE for approximately three to four years following the Effective Date. This estimate is based on our average burn rate over the past two years (0.9%), multiplied by the weighted average shares outstanding for 2012, increased 10% for estimated growth, adjusted upward to allow for the potential that performance-based awards may be earned at maximum and adjusted downward for forfeitures and other cancellations and, as a result, actual issuances could be materially different from this estimate.

As of the record date, approximately 1,022,435 shares remain available for issuance under the 2009 Plan, which, based on the analysis above and our “burn rate” discussed below, we believe to be sufficient to continue our current grant practices for no more than approximately one year. Therefore, if stockholders do not approve the 2013 Employee Plan, our future ability to issue equity-based awards other than cash-settled awards will be limited. This could have significant negative consequences, and could, among other things:

•

Inhibit pay-for-performance and alignment with stockholders. A key element of our compensation philosophy (as described in the Compensation Discussion and Analysis) is to pay a significant portion of variable compensation to a broad population of employees (including our executive officers) in the form of awards that payout in ICE equity, with our NEOs receiving over 50% of their 2012 annual variable compensation in the form of stock options and performance-based restricted stock units, and other employees receiving varying percentages of equity-compensation in accordance with their roles. We believe that stock ownership by employees provides performance incentives and fosters long-term commitment to the benefit of our stockholders because equity-settled compensation (rather than cash-settled compensation) with long-term restrictions, rigorous clawback provisions and stock ownership requirements is essential to align employees’ interests with those of our stockholders.

•

Impede ability to attract and retain talent. The successful implementation of our business objectives depends largely on our ability to attract, retain and reward talented employees. If the 2013 Employee Plan is not approved, we would be limited in our ability to use a valuable retention tool and would be at a significant competitive disadvantage in attracting new talent.

•

Increase volatility in reported earnings and compensation expense. Replacing equity-settled awards with cash-settled awards could increase compensation expense and could contribute to volatility in our reported earnings. Under current accounting rules, the charges for cash-settled awards would be based on quarterly fluctuations in our stock price. This would increase the cost of compensation if our stock price appreciates and lead to unpredictable quarterly results.

Our equity-based compensation model, including the broad-based participation of our employees and the portion of equity compensation paid to our senior executives, results in a “burn rate” as indicated in the chart below.

	2011	2012	Average
(a) RSUs/performance stock units granted(1)	532,748	497,161	514,955

(b) Shares underlying options granted(1)	123,663	102,657	113,160

(c) Net increase in diluted shares due to equity awards (a+b)(1)	656,411	599,818	628,115

(d) Weighted average basic shares outstanding	73,145,000	72,712,000	72,928,500

(e) Burn rate (c/d)(2)	0.9%	0.8%	0.9%

(1)	Reflects the gross number of shares underlying awards made to employees and directors during the respective year.

(2)	Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

Our Compensation Committee recognizes that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the 2013 Employee Plan would be 9.3%. The overhang is calculated as follows, in each case as of the record date: (x) the sum of (a) 3,500,000 shares available under the 2013 Employee Plan, (b) 2,246,354 shares underlying outstanding awards (1,005,613 of which are options) and (c) 1,022,435 shares remaining available under the 2009 Plan, divided by (y) 72,761,715 shares outstanding. ICE also takes into account the relevant accounting and tax impact of all potential forms of equity awards in designing our grants. We believe that the benefits to our stockholders resulting from equity award grants to our senior employees, including interest alignment and mitigation of incentives to take inappropriate business risks, outweigh the potential dilutive effect of grants under the 2013 Employee Plan. The Compensation Committee believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of senior employees with those of our stockholders, encouraging ownership in ICE and retaining, attracting and rewarding talented employees. For additional information with respect to our outstanding equity-based awards, please see Note 9 to the Consolidated Financial Statements included in the our Annual Report on Form 10-K.

The following summary of the material terms of the 2013 Employee Plan is qualified in its entirety by reference to the complete text of the 2013 Employee Plan, which is attached hereto as Annex A.

Summary of the 2013 Employee Plan

Overview

The purpose of the 2013 Employee Plan is to attract, retain and motivate officers, and key employees (including prospective employees), consultants and others who may perform services for ICE and its consolidated subsidiaries, to compensate them for their contributions to the long-term growth and profits of ICE and to encourage them to acquire a proprietary interest in ICE’s success.

Administration

Our Compensation Committee will administer the 2013 Employee Plan. Among other things, the Compensation Committee will determine the persons who will receive awards under the 2013 Employee Plan, the time when awards will be granted, the terms of the awards and the number of shares of ICE common stock subject to the awards. The Compensation Committee may allocate among its members and/or delegate to any person who is not a member of the Compensation Committee or to any administrative group within ICE, any of its powers, responsibilities and duties. The Board of Directors, in its sole discretion, also may grant awards or administer the 2013 Employee Plan.

The Compensation Committee will have complete control over the administration of the 2013 Employee Plan and will have sole discretion to make all determinations in respect of the 2013 Employee Plan (including, for example, the ability to determine whether individual awards may be settled in cash, shares of common stock, other awards or other property).

Eligibility

Awards may be made to officers and employees (including prospective employees), consultants and other individuals who may perform services for ICE and its consolidated subsidiaries (other than non-employee directors of ICE or its subsidiaries, who may be eligible for grants under a separate plan, as described below, if approved by ICE’s stockholders). As of the record date, approximately 1,060 officers and employees would have been eligible to receive awards under the 2013 Employee Plan.

ICE Common Stock Available for Awards under the Plan

Subject to adjustment as described below, the total number of shares of ICE common stock that may be subject to awards granted under the 2013 Employee Plan is three million five hundred thousand (3,500,000) shares, plus the number of additional shares available for future awards under the 2009 Plan as of the Effective Date and the number of shares related to awards under the 2009 Plan as of the Effective Date which thereafter terminate, expire unexercised, or are forfeited, canceled or otherwise lapse for any reason (as of the record date, there were 1,022,435 shares available for future grant under the 2009 Plan and outstanding awards with respect to 2,246,354 shares (1,005,613 of which are options) under the 2009 Plan). Shares of ICE common stock issued in connection with awards that are assumed, converted or substituted as a result of ICE’s acquisition of another company will not count against the number of shares that may be granted under the 2013 Employee Plan. Shares of ICE common stock underlying the awards (including currently outstanding awards under the 2009 Plan) will be available for reissuance under the 2013 Employee Plan in the event that an award is forfeited, expires, terminates or otherwise lapses without delivery of ICE common stock.

Shares of ICE common stock underlying the awards will not become available for reissuance under the 2013 Employee Plan if the shares are withheld by ICE to pay taxes, are withheld by or tendered to ICE to pay the exercise price of stock options, are repurchased from an optionee by ICE with proceeds from the exercise of stock options or are shares underlying stock appreciation rights that are not issued upon exercise due to net settlement of stock appreciation rights.

Shares issued under the 2013 Employee Plan may be authorized but unissued shares of ICE common stock or authorized and previously issued shares of ICE common stock reacquired by ICE. There is no limit on the amount of cash, securities (other than shares of ICE common stock) or other property that may be delivered pursuant to any award. No individual, however, will receive awards of stock options or stock appreciation rights covering, in either case, more than 1,000,000 shares (subject to adjustment as described below) in any one fiscal year. The maximum number of shares of Common Stock to which restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related awards, that are, in each case, subject to the achievement of the performance goals described in the 2013 Employee Plan, may be granted in the aggregate under the Plan to any one individual may not exceed 1,000,000 shares (subject to adjustment as described below) in any one fiscal year.

The Compensation Committee will adjust the terms of any outstanding award, the number of shares of ICE common stock issuable under the 2013 Employee Plan and the limit on the number of shares subject to awards of stock options or stock appreciation rights in any one fiscal year, in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of ICE common stock (or issuance of share of stock other than shares of ICE common stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of ICE common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of ICE common stock, including any extraordinary dividend or extraordinary distribution.

The market value of ICE common stock on the record date (based upon the closing price on the NYSE) was $159.61 per share.

Types of Awards

The 2013 Employee Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other equity-based or equity-related awards pursuant to which ICE common stock, cash or other property may be delivered. Awards under the Plan shall be subject to a minimum vesting schedule of at least thirty-six months following the date of grant of the Award, provided, however, that (1) such vesting schedule may be on a monthly, quarterly or yearly pro-rata basis and (2) all Awards that are subject to Performance Goals shall be subject to a minimum vesting schedule of at least twelve months. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Stock Options. A stock option entitles the recipient to purchase shares of ICE common stock at a fixed exercise price. The exercise price per share will be determined by the Compensation Committee but will not be less than 100% of the fair market value of ICE common stock on the date of grant. Fair market value will generally be the closing price of ICE common stock on the NYSE on the date of grant. Stock options generally must be exercised within 10 years from the date of grant.

Stock Appreciation Rights. A stock appreciation right entitles the recipient to receive shares of ICE common stock, cash or other property equal in value to the appreciation of the ICE common stock over the stated exercise price. The exercise price per share will be determined by the Compensation Committee but will not be less than 100% of the fair market value of ICE common stock on the date of grant. Fair market value will generally be the closing price of ICE common stock on the NYSE on the date of grant. Stock appreciation rights must be exercised within 10 years from the date of grant.

Restricted Shares. Restricted shares are shares of ICE common stock that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The Compensation Committee may grant or offer for sale restricted shares of ICE common stock in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine. Subject to such limits as the Compensation Committee may determine from time to time, the recipient will have the same voting and dividend rights as any other stockholder of ICE.

Restricted Stock Units. A restricted stock unit is an unfunded, unsecured right to receive a share of ICE common stock, cash or other property at a future date. The Compensation Committee may grant restricted stock units in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine. The recipient will have only the rights of a general unsecured creditor of ICE and no rights as a stockholder of ICE until ICE common stock underlying the restricted stock units, if any, is delivered.

Dividend Equivalent Rights. The Compensation Committee may, in its discretion, include in the award agreement a dividend equivalent right entitling the recipient to receive an amount equal to all or any portion of the regular cash dividends that would be paid on the shares of ICE common stock covered by such award as if such shares had been delivered. Dividend equivalent rights may be payable in cash, shares of ICE common stock or other property as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant other types of stock-based or stock-related awards, including the grant of unrestricted shares of ICE common stock in such amounts, and subject to such terms and conditions, as the Compensation Committee may determine, but in each case, subject to the individual share limit described above.

Change in Control

Unless otherwise determined by the Compensation Committee (or unless otherwise provided in the applicable award agreement or in an employment agreement), if a grantee’s employment is terminated by ICE or any successor entity thereto without “cause,” or if the grantee terminates employment for “good reason” (each as defined in the 2013 Employee Plan), in each case upon or within two years after a “change in control,” as defined in the 2013 Employee Plan (which, unless otherwise specified in an award agreement or subsequently amended, is the same definition of “change in control” as used in the current employment agreements with ICE’s Senior Executive Officers), each award granted to such grantee prior to such change in control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such grantee’s termination of employment, provided that, as of the change in control date, any outstanding performance-based awards shall be deemed earned at the greater of the target level or actual performance level through the change in control date (or if no target level is specified, the maximum level) with respect to all open performance periods.

In the event of a change in control, the Compensation Committee may cancel awards for in-the-money spread value for stock options and stock appreciation rights and for fair value for other awards (as determined in the sole discretion of the Compensation Committee), provide for the issuance of substitute awards or provide that for a period of at least 20 days prior to the change in control, stock options or stock appreciation rights will be exercisable as to all shares of common stock subject thereto and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control.

U.S. Federal Income Tax Implications of Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock appreciation rights, restricted stock and restricted stock units. This summary is not intended to (and does not) constitute tax advice to recipients of awards and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2013 Employee Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right will create no tax consequences for the recipient or ICE at the grant date. A recipient will generally not recognize taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply (depending on the recipient’s individual circumstances). Upon exercising a stock option (other than an incentive stock option) or stock appreciation right, the recipient will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable Common Stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts.

If a recipient holds the Common Stock acquired under the incentive stock option for at least two years from the grant date and one year from the exercise date (the “Required Holding Period”), any gain or loss realized by the recipient upon the subsequent disposition of such Common Stock will be taxed as long-term capital gain or loss, and such amounts will not be subject to FICA taxation. Upon a disposition of Common Stock acquired upon exercise of an incentive stock option before the end of the Required Holding Period, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the Common Stock at the date of exercise of the incentive stock option over the exercise price, or (ii) the amount realized upon the disposition of the incentive stock option Common Stock over the exercise price. Otherwise, a recipient’s disposition of Common Stock acquired upon the exercise of a stock option (including an incentive stock option for which the Required Holding Period is met) or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such Common Stock (the tax basis in stock option Common Stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired Common Stock).

Restricted Stock. Generally, the recipient of an award of restricted stock will not recognize ordinary income at grant unless the award is vested at grant. Instead, the recipient generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of the Common Stock on the date it becomes vested over any amount paid by the recipient in exchange for the Common Stock (and such excess will be subject to FICA taxation). A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of the Common Stock on the grant date over any amount paid by the recipient in exchange for the Common Stock. The recipient’s basis for determining gain or loss upon the subsequent disposition of Common Stock acquired pursuant to the award will be the amount paid for the Common Stock plus any ordinary income recognized either when the Common Stock is received or when the Common Stock becomes vested. Upon the disposition of any Common Stock received pursuant to the award, the difference between the sales price and the recipient’s basis in the Common Stock will be treated as a capital gain or loss and generally will be characterized as long- or short-term depending on the period the recipient held such Common Stock after the vesting date.

Restricted Stock Units. A recipient of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not be subject to income or FICA taxation at grant (unless the restricted stock unit is vested at grant, in which case FICA taxation applies at grant). Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and will be subject to income tax at ordinary rates on the fair market value of the Common Stock or the amount of cash received on the date of delivery in settlement of the restricted stock unit. The recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the Common Stock will be equal to the fair market value of the Common Stock (if any) received on the delivery date, and the recipient’s holding period (for capital gain purposes) with respect such Common Stock will begin at the delivery date. Gain or loss resulting from any sale of Common Stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

Deduction. ICE generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of Common Stock (or cash) pursuant to a restricted stock award, restricted stock unit, or the exercise of a stock option or stock appreciation right. ICE will not be entitled to any tax deduction with respect to an incentive stock option if the recipient holds the Common Stock for the Required Holding Period prior to disposition of the Common Stock, and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our stockholders). The 2013 Employee Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, stock appreciation rights and other awards that are subject to the achievement of performance goals.

Section 409A and Recent Legislation. The terms of the 2013 Employee Plan and each award are intended to comply with Section 409A of the Code, which imposes specific restrictions on nonqualified deferred compensation arrangements.

Transfer Restrictions

Except to the extent otherwise provided in any award agreement, no award (or any rights or obligations thereunder) granted to any person under the 2013 Employee Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. All awards (and any rights thereunder) will be exercisable during the life of the recipient only by the recipient or by the recipient’s legal representative.

Clawback/Recoupment

Awards under the 2013 Employee Plan may be subject to recoupment or clawback as may be required by applicable law, or ICE’s recoupment, or “clawback” policy as it may be amended from time to time.

Amendment and Termination

Generally, the Board may from time to time suspend, discontinue, revise or amend the 2013 Employee Plan. The Board may, but is not required to, seek stockholder approval of amendments to the 2013 Employee Plan. The Board, however, must submit amendments to the 2013 Employee Plan to stockholders if required by applicable law, regulation or rule of a securities exchange or if the amendment would reduce the exercise price of outstanding stock options or stock appreciation rights.

Unless previously terminated by the Board, the 2013 Employee Plan (if approved by ICE’s stockholders) will terminate on May 17, 2023, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

New Plan Benefits

Awards under the 2013 Employee Plan, if any, for 2013 will be subject to the Compensation Committee’s discretion. As a result, we cannot determine the number or type of awards that will be granted to any participant under the 2013 Employee Plan for the 2013 fiscal year. The awards granted for the 2013 fiscal year under the 2009 Plan, which would not have changed if the 2013 Employee Plan had been in place instead of the 2009 Plan, were as follows:

New Plan Benefits

2009 Omnibus Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units(2)
Jeffrey C. Sprecher	$5,000,000	61,531
Chairman and Chief Executive Officer

Charles A. Vice	$3,500,000	43,072
President and Chief Operating Officer

Scott A. Hill	$2,500,000	30,765
Senior Vice President, Chief Financial Officer

David S. Goone	$1,750,000	21,536
Senior Vice President, Chief Strategic Officer

Thomas W. Farley	$1,750,000	21,536
Senior Vice President, Financial Markets

Current executive officers as a group (includes NEOs)	$17,000,000	209,204

Current non-employee directors as a group(3)	Not Applicable	Not Applicable

Employees other than executive officers as a group	$45,501,277	377,313

(1)	Dollar value reflects the grant date fair value of all performance-based restricted stock units, stock options and restricted stock units granted in 2013.

(2)	Assumes target performance was achieved for 2013 performance-based restricted stock unit awards and includes stock options awarded in 2013.

(3)	See New Plan Benefits under Item 4 below for information on awards granted to Non-Employee Directors for the 2013 fiscal year.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE INTERCONTINENTALEXCHANGE, INC. 2013 EMPLOYEE PLAN.

ITEM 4—APPROVAL OF THE INTERCONTINENTALEXCHANGE, INC. 2013 OMNIBUS NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

On March 1, 2013, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the adoption of the 2013 Omnibus Non-Employee Director Incentive Plan (the “2013 Director Plan”), subject to approval by our stockholders at the 2013 Annual Meeting. The 2013 Director Plan will be effective on May 17, 2013 if it is approved by our stockholders at the 2013 Annual Meeting. If the 2013 Director Plan is not approved by stockholders, no awards will be made under the 2013 Director Plan and the 2013 Director Plan will be null and void in its entirety.

The 2013 Director Plan will be applicable only to awards granted on or after the date the 2013 Director Plan is approved by our stockholders, and is intended to serve as ICE’s primary vehicle for Non-Employee Directors. If the 2013 Director Plan is approved, then all regular, active or prospective directors of ICE or its subsidiaries who are not employees of ICE or its subsidiaries (“Non-Employee Directors”) may only be granted equity compensation awards under this plan.

The 2013 Director Plan provides for the issuance of equity-based awards relating to up to two hundred fifty thousand (250,000) shares of common stock during its ten-year term. If the 2013 Director Plan is approved, no further awards will be granted under the 2003 Restricted Stock Deferral Plan for Outside Directors. Therefore, if the 2013 Director Plan is approved, the 203,016 shares remaining available, as of the record date, under the 2003 Restricted Stock Deferral Plan for Outside Directors will cease to be available for grant and as a result, approval of the 2013 Director Plan results in a net increase of only 46,984 shares available for grant under our equity plans.

The Compensation Committee and the Board believe that approval of the 2013 Director Plan is in the best interests of ICE and our stockholders because the 2013 Director Plan:

Provides one administrative scheme for all new equity grants to Non-Employee Directors (subject to stockholder approval, future equity grants to employees of ICE will be made pursuant to the 2013 Employee Plan described in Item 3 above). As described in Item 3 above, if approved by stockholders, the 2013 Employee Plan will replace the 2009 Plan for awards granted on or after the Effective Date. Non-Employee Directors are not eligible to receive awards under the 2013 Employee Plan. Accordingly, if stockholders do not approve the 2013 Director Plan, we will be unable to grant equity awards to Non-Employee Directors after the 2009 Plan is replaced.

Like the 2013 Employee Plan on which it is based, the 2013 Director Plan contains provisions that are designed to protect stockholder interests, including double-trigger change in control vesting and a clawback provision, and provides the same types of equity-based compensation awards as were available under the 2009 Plan.

Please see the chart above for information on our “burn rate.” Since the 2013 Director Plan represents a net increase of only 46,984 authorized shares, the potential additional dilution from the adoption of the 2013 Director Plan would be .06%. The potential additional dilution is calculated as follows, in each case as of the record date: the net 46,984 increase in shares authorized under the 2013 Director Plan divided by 72,761,715 shares outstanding.

The following summary of the material terms of the 2013 Director Plan is qualified in its entirety by reference to the complete text of the 2013 Director Plan, which is attached hereto as Annex B.

Summary of the 2013 Director Plan

The purpose of the 2013 Director Plan is to attract, retain and motivate qualified and experienced individuals who may perform services for ICE as Non-Employee Directors, to compensate them for their contributions to the long-term growth and profits of ICE and to encourage them to acquire a proprietary interest in ICE’s success.

The material terms of the 2013 Director Plan are substantially consistent with the material terms of the 2013 Employee Plan described above, except for the following key differences:

Administration

The Compensation Committee will have sole discretion to make all determinations in respect of whether and when a grantee’s leave of absence from Board service or change in association with ICE or its subsidiaries results in a termination of his or her service as a Non-Employee Director, and the impact, if any, of any such leave of absence or change in association on outstanding awards.

Eligibility

Awards may be made only to Non-Employee Directors. As of the record date, approximately 27 Non-Employee Directors would have been eligible to receive awards under the 2013 Director Plan.

ICE Common Stock Available for Awards under the Plan

Subject to adjustment as described below, the total number of shares of ICE Common Stock that may be subject to awards granted under the 2013 Director Plan is two hundred fifty thousand (250,000) shares.

The maximum number of shares of Common Stock as to which stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards may be granted under the 2013 Director Plan to any one individual in any one fiscal year may not exceed a number of Awards with a grant date fair value of $500,000.

Types of Awards

The 2013 Director Plan provides for grants of “non-qualified” stock options (e.g., stock options that are not intended to be “incentive stock options” under Section 422 of the Code, since non-employees are not eligible for the grant of incentive stock options under the relevant provisions of the Code). Awards under the 2013 Director Plan are not subject to a minimum vesting schedule or a minimum performance period.

Change in Control

Unless otherwise determined by the Compensation Committee (or unless otherwise provided in the applicable award agreement), if a grantee’s service as a Non-Employee Director is terminated by ICE or any successor entity thereto on or within one year after a “change in control,” as defined in the 2013 Director Plan, each award granted to such grantee prior to such change in control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such grantee’s termination of service, provided that, as of the change in control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target level or actual performance level through the change in control date (or if no target level is specified, the maximum level) with respect to all open performance periods.

U.S. Federal Income Tax Implications of Awards

Please see the description of the “U.S. Federal Tax Implications of Awards” for the 2013 Employee Plan, above, which generally applies to awards under the 2013 Director Plan. Non-Employee Directors, however, are not eligible to receive grants of incentive stock options, and any amounts taxable to Non-Employee Directors in respect of awards are not subject to FICA taxation (but may instead be subject to certain self-employment taxes). In addition, since compensation paid to Non-Employee Directors is not subject to Section 162(m) of the Code, restricted stock units, stock options and stock appreciation rights granted under the 2013 Director Plan are not eligible for, and thus not intended to satisfy, the “performance-based compensation” exception under Section 162(m) of the Code.

This summary is not intended to (and does not) constitute tax advice to recipients of awards and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2013 Director Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

New Plan Benefits

Awards under the 2013 Director Plan, if any, for 2013 will be subject to the Compensation Committee’s discretion. As a result, we cannot determine the number or type of awards that will be granted to any participant under the 2013 Director Plan for the 2013 fiscal year. The awards granted to Non-Employee Directors for the 2013 fiscal year under the 2009 Plan, which would not have changed if the 2013 Director Plan had been in place instead of the 2009 Plan, were as follows:

New Plan Benefits

2009 Omnibus Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units
Non-Employee Director Group(2)	3,547,855	22,916

(1)	Dollar value reflects the gross number of restricted stock units granted in 2013 to Non-Employee Directors by our Compensation Committee multiplied by the closing price per share of our Common Stock on the NYSE on the grant date.

(2)	Includes Non-Employee Directors of ICE and its subsidiaries.

Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2013 DIRECTOR PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, the last day of 2012, regarding securities to be issued on exercise of outstanding stock options or pursuant to outstanding RSUs and performance-based awards, and securities remaining available for issuance under the our equity compensation plans that were in effect during 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders(1)	1,674,585	$94.84	1,848,973
Equity compensation plans not approved by security holders(2)	181,380	$32.07	203,016

Total	1,855,965	$85.07	2,051,989

(1)	The 2000 Stock Option Plan was approved by our stockholders in June 2000. The 2005 Equity Incentive Plan was approved by our stockholders in June 2005. The 2009 Omnibus Incentive Plan was approved by our stockholders on May 14, 2009, on which date the 2000 Stock Option Plan and the 2005 Equity Incentive Plan were retired. Of the 1,674,585 securities to be issued upon exercise of outstanding options and rights, 783,827 are options with a weighted average exercise price of $94.84 and the remaining 890,758 securities are restricted stock shares that do not have an exercise price.

(2)	This category includes the 2003 Directors Plan, 2004 Restricted Stock Plan and the Creditex 1999 Stock Options/Stock Issuance Plan. Of the 181,380 securities to be issued upon exercise of outstanding options and rights, 150,125 are options with a weighted average exercise price of $32.07 and the remaining 31,255 securities are restricted stock shares that do not have an exercise price. For more information concerning these plans, see note 9 to our consolidated financial statements and related notes that are included elsewhere in the Annual Report on Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of shares of our Common Stock as of March 19, 2013 for (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (ii) each director and nominee for election as a director, (iii) each of our NEOs, and (iv) all of our director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes having voting and/or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons and entities named in the table below have sole voting and sole investment power with respect to the shares set forth opposite each person’s or entity’s name.

Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 19, 2013 or restricted stock units that vest within 60 days of March 19, 2013 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 19, 2013, there were 72,761,715 shares of Common Stock issued and outstanding. Unless otherwise indicated, the address for each of the individuals listed in the table is c/o IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Holders of More Than 5%:
Macquarie Entities(1)	4,266,425	5.9%
The Vanguard Group, Inc.(2)	4,328,517	5.9%
100 Vanguard Blvd., Malvern, PA 19355
Named Executive Officers, Directors and Nominees:
Charles R. Crisp(3)(4)	13,302	*
Jean-Marc Forneri(3)	31,473	*
Fred W. Hatfield(3)	5,515	*
Senator Judd A. Gregg(3)	3,156	*
Terrence F. Martell(3)	6,406	*
Sir Callum McCarthy(3)	4,803	*
Sir Robert Reid(3)	11,459	*
Frederic V. Salerno(3)	8,545	*
Judith A. Sprieser(3)	9,849	*
Vincent Tese(3)	15,640	*
Jeffrey C. Sprecher(5)(6)	1,505,034	2.1%
Scott A. Hill(5)	45,228	*
Charles A. Vice(5)	84,168	*
David S. Goone(5)	38,811	*
Thomas W. Farley(5)	31,120	*
All Directors, Nominees and Executive Officers as a Group (18 persons)	1,940,592	2.7%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Based on a report on Schedule 13G dated February 14, 2013 (the “Macquarie 13G”) filed jointly by Macquarie Group Limited, Macquarie Bank Limited, Macquarie Investment Management Limited, Delaware Management Holdings, Inc. and Delaware Management Business Trust (collectively, the “Macquarie Entities”). The Macquarie 13G represents that the following entities have sole voting and dispositive power over the following shares of Common Stock: Macquarie Investment Management Limited—1,130 shares; Delaware Management Holdings, Inc.—4,265,295 shares; and Delaware Management Business Trust – 4,265,295. The Macquarie 13G represents that the following entities have beneficial ownership over the following shares of Common Stock: Macquarie Group Limited—4,266,425 shares; Macquarie Bank Limited—4,266,425 shares; Macquarie Investment Management Limited—1,130 shares; Delaware Management Holdings, Inc.—4,265,295 shares; and Delaware Management Business Trust—4,265,295 shares. The principal business address of Macquarie Group Limited, Macquarie Bank Limited and Macquarie Investment Management Limited is No. 1 Martin Place Sydney, New South Wales, Australia. The principal business address of Delaware Management Holdings Inc, and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

(2)	Based on a report on Schedule 13G dated February 11, 2013 filed by The Vanguard Group, Inc. (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group, Inc. has sole voting power over 128,836 shares of Common Stock, sole dispositive power over 4,208,281 shares of Common Stock and shared dispositive power over 120,236 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 101,936 shares of Common Stock as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 45,200 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.

(3)	Beneficial ownership of directors includes stock options exercisable within 60 days of March 19, 2013 under the 2000 Stock Option Plan, and/or restricted stock unit awards that vest within 60 days of March 19, 2013 under the 2003 Restricted Stock Deferral Plan for Outside Directors, the 2005 Equity Incentive Plan or the 2009 Omnibus Incentive Plan.

(4)	Includes 2,000 shares of Common Stock held by Mr. Crisp’s spouse.

(5)	Beneficial ownership of each executive officer includes stock options exercisable within 60 days of March 19, 2013 under the 2000 Stock Option Plan or the 2009 Omnibus Incentive Plan and restricted stock unit awards that vest within 60 days of March 19, 2013 under the 2005 Equity Incentive Plan or the 2009 Omnibus Incentive Plan.

(6)	Includes 1,093,341 shares of Common Stock held by Continental Power Exchange, Inc. (“CPEX”) and 19,486 shares of Common Stock and 25,449 shares of Common Stock underlying restricted stock awards and stock options, respectively, exercisable within 60 days of March 19, 2013 held by Mr. Sprecher’s spouse. Mr. Sprecher owns 100% of the equity interest in CPEX. CPEX currently has no assets other than its equity interest in us and conducts no operations. Mr. Sprecher disclaims beneficial ownership of the shares held directly and underlying stock options held by his spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has delegated to the Nominating and Corporate Governance Committee the authority to review and approve all transactions between us and one or more of our directors, or between us and any corporation, partnership, association or other organization in which one or more of our directors or officers serve as a director or officer or have a financial interest. In addition, our Code of Business Conduct and Ethics, which applies to all employees, officers and directors, generally prohibits conflicts of interests and that such conflicts in all cases should be discussed with management (or the Chief Executive Officer, in the case of conflicts related to outside employment or board membership). The Nominating and Corporate Governance Committee reports the findings of any review and its determinations regarding transactions with related persons to the full Board of Directors.

Our Board of Directors has also adopted a formal, written related-party transactions approval policy that provides that the Nominating and Corporate Governance Committee or the Board of Directors will review and approve transactions in excess of $120,000 of value in which we participate and in which a director, executive officer or 5% stockholder (or immediate family member of any of the foregoing) has or will have a direct or indirect material interest. Under this policy, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will be provided with the significant details of each related-party transaction, including the material terms of the transaction and the benefits to ICE and to the relevant related party, as well as any other information it believes to be relevant to review and approve these transactions. In determining whether to approve a related-party transaction, the Nominating and Corporate Governance Committee or the Board of Directors, as applicable, will consider, among other factors:

•	whether the terms of the transaction are fair to ICE;

•	whether there are business reasons for ICE to enter into the transaction;

•	whether the transaction would impair the independence of a non-employee director; and

•

whether the transaction presents an impermissible conflict of interest, taking into account the size of the transaction, the financial position of the director, officer or related party, the nature of his or her interest in the transaction, and the ongoing nature of the transaction.

After consideration of the relevant information, the Board of Directors may approve only those related-party transactions that they determine are not inconsistent with the best interests of ICE. This policy also includes categorical standards providing that specified types of transactions will be deemed not to be inconsistent with the best interests of ICE.

Relationships with Our Stockholders

Registration Rights

As a part of the transactions surrounding our formation, we entered into an agreement with our predecessor company, CPEX, on May 11, 2000. Our Chief Executive Officer, Mr. Sprecher, owns all the equity interests in CPEX. Pursuant to the agreement, CPEX conveyed all of its assets and liabilities to us. These assets included intellectual property that we used to develop our electronic platform. In return, we issued to CPEX an equity interest in our business and we agreed to give CPEX a put option, by which CPEX could require us to buy its equity interest in our business at the purchase price equal to the greater of our fair market value or $5 million.

In connection with our initial public offering, in October 2005 we entered an agreement with CPEX and Mr. Sprecher to terminate the put option upon the closing of our initial public offering. In connection with the termination of the put option, we amended certain registration rights previously granted to CPEX, which as of March 19, 2013 owns 1,093,341 shares of our Common Stock. Under this agreement, CPEX is entitled to require us to register for resale into the public market its Common Stock if Mr. Sprecher’s employment with us has been terminated. In addition, we may be obligated to pay the expenses of registration of such shares, including underwriters’ discounts up to a maximum of $4.5 million.

Other

Kelly L. Loeffler, a corporate officer and our Vice President, Investor Relations and Corporate Communications, married Jeffrey C. Sprecher, our Chairman and Chief Executive Officer in 2004. Since joining ICE in September 2002, Ms. Loeffler has reported directly to our Chief Financial Officer. In 2012, Ms. Loeffler received total cash compensation of approximately $640,000.

SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, officers and persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file initial reports of their ownership of our equity securities and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and on information provided by the reporting persons or their respective brokers, we believe that during the fiscal year ended December 31, 2012, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reporting, compliance with legal and regulatory requirements, systems of internal controls, qualifications and independence of our independent registered public accounting firm, performance of our internal audit function and independent auditors, financial reporting processes and such other functions as the Board may assign from time to time. Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.theice.com.

The Audit Committee held eight meetings during the fiscal year ended December 31, 2012. The Audit Committee reviewed and discussed with management and Ernst & Young LLP our audited financial statements for the fiscal year ended December 31, 2012. The Committee has also discussed with our independent public registered accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) AU Section No. 380, as currently in effect.

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence) and has discussed with Ernst & Young LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by Ernst & Young LLP for the fiscal year ended December 31, 2012 and determined to engage Ernst & Young LLP as the independent registered public accounting firm of IntercontinentalExchange for the fiscal year ending December 31, 2013.

Based upon the Audit Committee's review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit Committee:

Judith A. Sprieser, Chairperson Charles Crisp
Terrence F. Martell

ITEM 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2002 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2012 and 2011 are set forth below. The aggregate fees included in the Audit Fees category are fees billed for the fiscal year for the integrated audit of our annual financial statements and audits and reviews of statutory and regulatory filings. The aggregate fees included in the Audit-Related, Tax and Other Fees categories are fees for services performed in the fiscal years.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$3,786,000	$3,364,000
Audit-Related Fees	963,000	366,000
Tax Fees	372,000	546,000
All Other Fees	271,000	—

Total	$5,392,000	$4,276,000

Audit Fees for the fiscal years ended December 31, 2012 and 2011 were for professional services rendered for the audits of our annual consolidated financial statements, reviews of periodic reports and other documents filed with the SEC, audits of the effectiveness of internal control as required by Section 404 of the Sarbanes-Oxley Act and services that are customarily provided in connection with statutory or regulatory filings.

Audit-Related Fees for the fiscal years ended December 31, 2012 and 2011 were for due diligence related to certain merger and acquisition activities and for accounting consultations in connection with potential acquisitions.

Tax Fees for the fiscal year ended December 31, 2012 were for tax compliance matters, transfer pricing reviews and tax credit usage studies. Tax Fees for the fiscal year ended December 31, 2011 were for net operating loss usage studies, research and development tax credit studies, and international tax planning.

Other Fees for the fiscal year ended December 31, 2012 were for regulatory compliance advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the provisions of its charter, the Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has sole authority, without action by the Board of Directors, for the review and approval of such services and fees. The Audit Committee pre-approved all services performed by the independent registered public accounting firm in fiscal year 2012.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ICE under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation” and “Audit Committee Report”, will not be deemed incorporated, unless specifically provided otherwise in such filing.

STOCKHOLDERS’ PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 Annual Meeting of Stockholders must submit their proposals by certified mail, return receipt requested, and must be received at our executive offices in Atlanta, Georgia, on or before November 28, 2013 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our Amended and Restated Bylaws, and in addition to any other requirements under applicable law, for a matter (other than a nomination for director) not included in our proxy materials to be properly brought before the 2014 Annual Meeting of Stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of ICE, Johnathan H. Short, at IntercontinentalExchange, Inc., 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, not less than 90 nor more than 120 days prior to the first anniversary of the 2013 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Amended and Restated Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 17, 2014 and no later than February 16, 2014. However, if and only if the 2014 Annual Meeting of Stockholders is not scheduled to be held within a period that commences 30 days before and ends 30 days after the anniversary date of our 2013 Annual Meeting, the stockholder notice must be given by the later of the close of business on the date 90 days prior to such annual meeting date or the close of business on the tenth day following the date on which the annual meeting is publicly announced or disclosed. Any such stockholder notice must be in writing and must set forth (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, (iii) the number and class of all shares of each class of stock of ICE owned of record and beneficially by such stockholder, (iv) any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a person that holds stock entitled to vote at the annual meeting through a nominee or “street name” holder of record of such stock, evidence establishing such holder’s indirect ownership of the stock and entitlement to vote such stock on the matter proposed at the annual meeting, (vi) the number and class of shares of each class of stock of ICE that are, directly or indirectly, owned of record and beneficially by any “associated person” of such stockholder or beneficial owner, (vii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of ICE, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of ICE or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (viii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of ICE, (ix) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such “associated person” has a right to vote any shares of any security of ICE, (x) any short interest in any security of ICE held or beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, (xi) any right to dividends on the shares of any class of stock of ICE beneficially owned by such stockholder, by such beneficial owner, or by any such “associated person”, which right is separated or separable from the underlying shares, (xii) any proportionate interest in shares of any class of stock of ICE or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such “associated person” is a general partner or with respect to which such stockholder, such beneficial owner, or such “associated person”, directly or indirectly, beneficially owns an interest in a general partner and (xiii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such “associated person” is entitled based on any increase or decrease in the value of shares of any class of stock of ICE or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (vi) through (viii) above, as of the date of such stockholder notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). Stockholder nominations for the Board of Directors must comply with the procedures set forth above under Corporate Governance—Nomination of Directors.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of IntercontinentalExchange.

By Order of the Board of Directors.

Jeffrey C. Sprecher

Chairman and Chief Executive Officer

Atlanta, Georgia

March 28, 2013

Our 2012 Annual Report, which includes audited consolidated financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

Annex A

INTERCONTINENTALEXCHANGE, INC.

2013 OMNIBUS EMPLOYEE INCENTIVE PLAN

i

INTERCONTINENTALEXCHANGE, INC.

2013 OMNIBUS EMPLOYEE INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the IntercontinentalExchange, Inc. 2013 Omnibus Employee Incentive Plan is to attract, retain and motivate officers and key employees (including prospective employees), consultants and others who may perform services for the Company (as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

This 2013 Omnibus Employee Incentive Plan replaces the Company’s 2009 Omnibus Incentive Plan, which was approved by the Company’s stockholders at the 2009 Annual Meeting of Stockholders on May 14, 2009 (the “Prior Plan”) (which in turn replaced the Company’s 2005 Equity Incentive Plan, the Company’s 2004 Restricted Stock Plan, the Company’s 2000 Stock Option Plan and the Creditex 1999 Stock Option/Stock Incentive Plan), as amended to the Effective Date (as hereinafter defined), for Awards (as hereinafter defined) granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but this 2013 Omnibus Employee Incentive Plan will not affect the terms or conditions of any equity award grants under the Prior Plan (or any predecessor plans) before the Effective Date.

1.2	Definitions of Certain Terms

For purposes of this 2013 Omnibus Employee Incentive Plan, the following terms have the meanings set forth below:

1.2.1    “Award” means an award made pursuant to the Plan.

1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.3    “Board” means the Board of Directors of ICE.

1.2.4    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.5    “Cause” means, unless otherwise provided in an Award Agreement or employment agreement:

(a)        Grantee is convicted of, pleads guilty to, or confesses or otherwise admits to any felony involving intentional conduct or any act of fraud, misappropriation or embezzlement;

(b)        Grantee knowingly engages in any act or course of conduct or knowingly fails to engage in any act or course of conduct (1) which is reasonably likely to adversely affect the Company’s right or qualification under applicable laws, rules or regulations to serve as an exchange or other form of a marketplace for trading commodities or (2) which violates the rules of any exchange or market on which the Company effects trades (or at such time is actively contemplating effecting trades) and which could lead to a denial of the Company’s right or qualification to effect trades on such exchange or market;

(c)        any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of the Company; or

(d)        Grantee breaches in any material respect any of the provisions of any applicable employment agreement or Award Agreement or violates any provision of any generally applicable code of conduct which is distributed in writing to the Company’s Employees.

1.2.6    “Change in Control” means the happening of any of the following:

(a)        any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of ICE eligible to vote for the election of the members of ICE’s Board (the “Company Voting Securities” unless, (1) such person is ICE or any subsidiary of ICE, (2) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of ICE or a subsidiary of ICE, (3) such person is the Grantee, an entity controlled by the Grantee or a group which includes the Grantee or (4) such person acquired such securities in a Non-Qualifying Transaction (as defined in Section 1.2.6(c));

(b)        any dissolution or liquidation of ICE or any sale or the disposition of 50% or more of the assets or business of ICE, or

(c)        the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE unless (1) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (2) the number of the securities of such successor or survivor corporation representing the voting power described in 1.2.6(c)(1) held by the persons described in 1.2.6(c)(1) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction, provided (3) the percentage described in 1.2.6(c)(1) of the securities of the successor or survivor corporation and the number described in 1.2.6(c)(2) of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of ICE by the persons described in 1.2.6(c)(1) immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

1.2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.8    “Committee” has the meaning set forth in Section 1.3.1.

1.2.9    “Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.10  “Company” means IntercontinentalExchange, Inc. and its consolidated subsidiaries.

1.2.11  “Consent” has the meaning set forth in Section 3.3.2.

1.2.12  “Consultant” means any individual, corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company pursuant to a written agreement.

1.2.13  “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.14  “Effective Date” means May 17, 2013, or such other date when the Plan is approved by the stockholders of ICE.

1.2.15  “Employee” means a regular, active employee and a prospective employee of the Company.

1.2.16  “Employment” means a Grantee’s performance of services for the Company, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with the Company results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A of the Code).

1.2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.18  “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.19  “Good Reason” means, unless otherwise provided in an Award Agreement or employment agreement, and in the absence of written consent of a Grantee:

(a)      there is a material reduction in the Grantee’s base salary in effect immediately prior to a Change in Control; or

(b)      there is a transfer of the Grantee’s primary work site to a new primary work site that is more than 30 miles (measured along a straight line) from the Grantee’s primary work site unless such new primary work site is closer (measured along a straight line) to the Grantee’s primary residence than the Grantee’s then current primary work site.

1.2.20  “Grantee” means an Employee or Consultant who receives an Award.

1.2.21  “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.22  “ICE” means IntercontinentalExchange, Inc. or a successor entity contemplated by Section 3.6.

1.2.23  “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.6(c)

1.2.24  “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparative companies. Such

Performance Goals may include, but are not limited to, earnings; earnings per share; earnings before interest, taxes, depreciation and amortization; revenue; profits; profit growth; profit-related return ratios; cost management; dividend payout ratios; market share; economic value added; cash flow; total shareholder return, or other measures of performance that include one or more variations of the foregoing that are selected by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

1.2.25  “Plan” means this 2013 Omnibus Employee Incentive Plan, as amended from time to time.

1.2.26  “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.27  “Prior Plan” has the meaning set forth in Section 1.1.

1.2.28  “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.29  “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of ICE and of any subsidiary corporation of ICE.

1.3	Administration

1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a)      exercise all of the powers granted to it under the Plan;

(b)      construe, interpret and implement the Plan and all Award Agreements;

(c)      prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)      make all determinations necessary or advisable in administering the Plan;

(e)      correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)      amend the Plan to reflect changes in applicable law but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent;

(g)      grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h)      amend any outstanding Award Agreement in any respect, but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i)      determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards and (4) Awards may be settled by ICE, any of its subsidiaries or affiliates or any of its or their designees.

1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4    No Employee or member of the Board (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by ICE against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with ICE’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that ICE will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once ICE gives notice of its intent to assume the defense, ICE will have sole control over such defense with counsel of ICE’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered

Persons may be entitled under ICE’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that ICE may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Employees and Consultants.

1.5	Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other stock-based or stock-related Awards (including performance awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan shall be subject to a minimum vesting schedule of at least thirty-six months following the date of grant of the Award, provided, however, that (1) such vesting schedule may be on a monthly, quarterly or yearly pro-rata basis and (2) all Awards for which vesting will lapse on achievement of Performance Goals shall be subject to a minimum vesting schedule of at least twelve months.

1.6	Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be granted under the Plan is 3,500,000, plus the number of additional shares available for future awards under the Prior Plan as of the Effective Date and the number of shares related to awards under the Prior Plan as of the Effective Date which thereafter terminate, expire unexercised, or are forfeited, canceled or otherwise lapse for any reason. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by ICE. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.2    Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

1.6.3    Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Sections 2.3.1 and 2.4.1 and 2.9 and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of ICE, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of ICE. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of ICE with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3	Options

2.3.1    Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock options may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.3.2    Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of ICE and of any subsidiary corporation of ICE) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option.

2.3.3    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value).

2.3.4    Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.

2.3.5    Exercise of Stock Option and Payment for Shares. A stock option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to ICE specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6    Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.4	Stock Appreciation Rights

2.4.1    Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine; provided, however, that the maximum number of shares of Common Stock as to which stock appreciation rights may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.

2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of ten years from the date on which the stock appreciation right is granted.

2.4.4    Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to ICE specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5    Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.5	Restricted Shares

2.5.1    Grants. Subject to Section 2.9, the Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by ICE or its designated agent until the time the restrictions lapse.

2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.

2.6	Restricted Stock Units

2.6.1    Grant. Subject to Section 2.9, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of ICE until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of ICE until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8	Other Stock-Based Awards

Subject to Section 2.9, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.9	Individual Limitation on Awards

The maximum number of shares of Common Stock as to which restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards, that are, in each case, subject to the achievement of Performance Goals, may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 shares (as adjusted pursuant to the provisions of Section 1.6.3).

2.10	Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, and that the failure to satisfy such terms, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.10, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.

3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of ICE as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of ICE.

3.2	Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3	Required Consents and Legends

3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1    Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or an Award Agreement), if a Grantee’s Employment is terminated by ICE or any successor entity thereto without Cause, or if the Grantee terminates employment for Good Reason, in each case upon or within two years after a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Employment, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target level or actual performance level through the Change in Control date (or if no target level is specified, the maximum level) with respect to all open performance periods.

3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment.

3.8	Nature of Payments

3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 17, 2023, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements and provided further that no Awards (other than a stock option or stock appreciation right) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the five-year anniversary of the stockholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Goals.

3.13	Section 409A

It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Grantees pursuant to Section 409A. The Company shall have no liability to any Grantee or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Grantee is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Grantee’s termination of Employment, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Grantee’s Termination of Service will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Grantee’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Grantee’s death.

3.14	Clawback/Recoupment

Awards under this Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time.

3.15	Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.16	Choice of Forum

3.16.1  The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Atlanta, Georgia over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.16.1.

3.16.2  The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.16.3  Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of ICE as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.16.4  Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.16, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.17	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18	Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.19	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.20	Successors and Assigns of ICE

The terms of the Plan will be binding upon and inure to the benefit of ICE and any successor entity contemplated by Section 3.6.

3.21	Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.22	Date of Adoption, Approval of Stockholders and Effective Date

The Plan was adopted on March 1, 2013 by the Board, subject to the approval by the stockholders of ICE at the 2013 Annual Meeting of Stockholders on May 17, 2013. The Plan will only be effective if it is approved by the stockholders of ICE at the 2013 Annual Meeting. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained; provided, however, that stock options and stock appreciation rights granted under the Plan prior to such stockholder approval may not be exercisable until after such stockholder approval and no shares of Common Stock may be delivered pursuant to a restricted stock unit granted under the Plan prior to such stockholder approval until after such stockholder approval; provided further that restricted stock and other stock-based or stock-related Awards may not be granted prior to obtaining stockholder approval. If the Plan is not so approved by the stockholders of ICE, then the Plan will be null and void in its entirety and the Prior Plan will remain in full force and effect.

Annex B

INTERCONTINENTALEXCHANGE, INC.

2013 OMNIBUS NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

i

INTERCONTINENTALEXCHANGE, INC.

2013 OMNIBUS NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the IntercontinentalExchange, Inc. 2013 Omnibus Non-Employee Director Incentive Plan is to attract, retain and motivate qualified and experienced individuals who may perform services for the Company as Non-Employee Directors (each, as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

1.2	Definitions of Certain Terms

For purposes of this 2013 Omnibus Non-Employee Director Incentive Plan, the following terms have the meanings set forth below:

1.2.1    “Award” means an award made pursuant to the Plan.

1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which may, but need not be (as determined by the Committee) executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.3    “Board” means the Board of Directors of ICE.

1.2.4    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.5    “Change in Control” means the happening of any of the following:

(a)        any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of ICE eligible to vote for the election of the members of ICE’s Board (the “Company Voting Securities” unless, (1) such person is ICE or any subsidiary of ICE, (2) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of ICE or a subsidiary of ICE, (3) such person is the Grantee, an entity controlled by the Grantee or a group which includes the Grantee or (4) such person acquired such securities in a Non-Qualifying Transaction (as defined in 1.2.5(c));

(b)        any dissolution or liquidation of ICE or any sale or the disposition of 50% or more of the assets or business of ICE, or

(c)        the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving ICE unless (1) the persons who were the beneficial owners of the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction hold more than 60% of the voting power of the securities eligible to vote for the members of the board of directors of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (2) the number of the securities of such successor or survivor corporation representing the voting power described in 1.2.5(c)(1) held by the persons described in 1.2.5(c)(1) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned the outstanding securities eligible to vote for the election of the members of ICE’s Board immediately before the consummation of such transaction, provided (3) the percentage described in 1.2.5(c)(1) of the securities of the successor or survivor corporation and the number described in 1.2.5(c)(2) of the securities of the successor or survivor corporation shall be determined exclusively by reference to the securities of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of ICE by the persons described in 1.2.5(c)(1) immediately before the consummation of such transaction (any transaction which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

1.2.6      “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.7      “Committee” has the meaning set forth in Section 1.3.1.

1.2.8      “Common Stock” means the common stock of the Company, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.9      “Company” means IntercontinentalExchange, Inc. and its consolidated subsidiaries.

1.2.10    “Consent” has the meaning set forth in Section 3.3.2.

1.2.11    “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.12    “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of ICE.

1.2.13    “Effective Date” means May 17, 2013, or such other date when the Plan is approved by the stockholders of ICE.

1.2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.15    “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.16    “Grantee” means a Non-Employee Director who receives an Award.

1.2.17    “ICE” means IntercontinentalExchange, Inc. or a successor entity contemplated by Section 3.6.

1.2.18    “Non-Employee Director” means a regular, active Director or a prospective Director of the Company or any of its subsidiaries, in either case who is not an employee of the Company or its subsidiaries.

1.2.19    “Non-Qualified Stock Option” means a stock option not intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code.

1.2.20    “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.5(c).

1.2.21    “Plan” means this 2013 Omnibus Non-Employee Director Incentive Plan, as amended from time to time.

1.2.22    “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.23    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.3	Administration

1.3.1    The Compensation Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a)        exercise all of the powers granted to it under the Plan;

(b)        construe, interpret and implement the Plan and all Award Agreements;

(c)        prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)        make all determinations necessary or advisable in administering the Plan;

(e)        correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)        amend the Plan to reflect changes in applicable law but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent;

(g)        grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of a Grantee’s service as a Non-Employee Director on such Awards;

(h)        amend any outstanding Award Agreement in any respect, but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall adversely impair the rights of the Grantee of any Award without the holder’s consent, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a termination of a Grantee’s service as a Non-Employee Director); and

(i)        determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards and (4) Awards may be settled by ICE, any of its subsidiaries or affiliates or any of its or their designees.

1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein. The Committee in its sole discretion may also determine (a) whether and when a Grantee’s leave of absence from Board service results in a termination of his or her service as a Non-Employee Director, (b) whether and when a change in a Grantee’s association with the Company results in a termination of his or her service as a Non-Employee Director and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s service as a Non-Employee Director being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of a Grantee’s service as a Non-Employee Director occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A of the Code).

1.3.4    No Director or employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by ICE against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with ICE’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that ICE will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once ICE gives notice of its intent to assume the defense, ICE will have sole control over such defense with counsel of ICE’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under ICE’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that ICE may have to indemnify such persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to Non-Employee Directors.

1.5	Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares, (d) restricted stock units, (e) dividend equivalent rights and (f) other stock-based or stock-related Awards (including performance awards) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

For the avoidance of doubt, it is intended that any stock options granted under the Plan will constitute Non-Qualified Stock Options.

1.6	Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be granted under the Plan is 250,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by ICE. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.2    Replacement of Shares. If any Award is forfeited, expires, terminates or otherwise lapses, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options and (D) any shares subject to stock appreciation rights but not issued on exercise as a result of the operation of Section 2.4.4.

1.6.3    Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Sections 2.3.1 and 2.4.1 and 2.9 and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of ICE, including any extraordinary dividend or extraordinary distribution. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan or any award granted under any other plan of ICE. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2	No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of ICE with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered.

2.3	Options

2.3.1    Grant. Subject to Section 2.9, stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.3.2    Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.

2.3.3    Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years from the date on which the stock option is granted.

2.3.4    Exercise of Stock Option and Payment for Shares. A stock option may be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to ICE specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.5    Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.4	Stock Appreciation Rights

2.4.1    Grant. Subject to Section 2.9, stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee may determine.

2.4.2    Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.

2.4.3    Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of ten years from the date on which the stock appreciation right is granted.

2.4.4    Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to ICE specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, shares of Common Stock with a Fair Market Value equal to (a) the excess of (1) the Fair Market Value of the Common Stock on the date of exercise over (2) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by ICE, on terms acceptable to ICE, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5    Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of ICE.

2.5	Restricted Shares

2.5.1    Grants. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by ICE or its designated agent until the time the restrictions lapse.

2.5.2    Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.

2.6	Restricted Stock Units

2.6.1    Grant. Subject to Section 2.9, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of ICE until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.7	Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of ICE until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.8	Other Stock-Based Awards

Subject to Section 2.9, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.9	Individual Limitation on Awards

The maximum number of shares of Common Stock as to which stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards may be granted under the Plan to any one individual in any one fiscal year may not exceed a number of Awards with a grant date fair value of $500,000.

2.10	Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option and a stock appreciation right, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option or stock appreciation right, as applicable, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.10, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan

3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.

3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.

3.2	Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3	Required Consents and Legends

3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (i) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (ii) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (iii) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Right of Offset

The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5	Nonassignability; No Hedging

Unless otherwise provided in an Award Agreement, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Grantee to transfer any Award to any person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6	Change in Control

3.6.1    Unless otherwise determined by the Committee (or unless otherwise set forth in an Award Agreement), if a Grantee’s service as a Non-Employee Director is terminated by ICE or any successor entity thereto on or within one year after a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of service, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target level or actual performance level through the Change in Control date (or if no target level is specified, the maximum level) with respect to all open performance periods.

3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) cancel such awards for fair value (as determined in the sole discretion of the Committee) which, in the case of stock options and stock appreciation rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such stock options or stock appreciation rights over the aggregate exercise price of such stock options or stock appreciation rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any stock options or stock appreciation rights will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7	Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will (1) confer upon any Grantee the right to remain in the service of the Company as a Non-Employee Director or affect any right which the Company may have to terminate or alter the terms and conditions of such service or (2) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.

3.8	Nature of Payments

3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9	Non-Uniform Determinations

3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s service as a Non-Employee Director has been terminated for purposes of the Plan.

3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10	Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12	Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate May 17, 2023, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13	Section 409A

It is the intention of the Company that no Award shall be “nonqualified deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Grantees pursuant to Section 409A. The Company shall have no liability to any Grantee or otherwise if the Plan or any Award, vesting, exercise or payment of any Award hereunder is subject to the additional tax and penalties under Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that is subject to Section 409A of the Code, if a Grantee is a “specified employee” (as such term is defined in Section 409A of the Code and as determined by the Company) as of the Grantee’s termination of service as a Non-Employee Director, any payments (whether in cash, shares or other property) to be made with respect to the Award upon the Grantee’s termination of service as a Non-Employee Director will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Grantee’s “separation from service” (as such term is defined and used in Section 409A of the Code) or (ii) the date of the Grantee’s death.

3.14	Clawback/Recoupment

Awards under this Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time.

3.15	Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.16	Choice of Forum

3.16.1    The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Atlanta, Georgia over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.16.1.

3.16.2    The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.16.3    Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of ICE as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.16.4    Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.16, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.17	Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18	Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.19	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.20	Successors and Assigns of ICE

The terms of the Plan will be binding upon and inure to the benefit of ICE and any successor entity contemplated by Section 3.6.

3.21	Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.22	Date of Adoption, Approval of Stockholders and Effective Date

The Plan was adopted on March 1, 2013 by the Board, subject to the approval by the stockholders of ICE at the 2013 Annual Meeting of Stockholders on May 17, 2013. The Plan will only be effective if it is approved by the stockholders of ICE at the 2013 Annual Meeting. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained; provided, however, that stock options and stock appreciation rights granted under the Plan prior to such stockholder approval may not be exercisable until after such stockholder approval and no shares of Common Stock may be delivered pursuant to a restricted stock unit granted under the Plan prior to such stockholder approval until after such stockholder approval; provided further that restricted stock and other stock-based or stock-related Awards may not be granted prior to obtaining stockholder approval. If the Plan is not so approved by the stockholders of ICE, then the Plan will be null and void in its entirety. If the Plan is approved by stockholders of ICE, then no further grants will be made under the Company’s 2003 Restricted Stock Deferral Plan For Outside Directors on or after the Effective Date.

INTERCONTINENTALEXCHANGE, INC. 2100 RIVEREDGE PARKWAY SUITE 500 ATLANTA, GA 30328

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M55778-P33694                    KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INTERCONTINENTALEXCHANGE, INC.
The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 and 5.
1.	Election of Directors
Nominees:
	To be elected for terms expiring in 2014:			For	Against	Abstain
	1a.	Charles R. Crisp		☐	☐	☐					For	Against	Abstain
	1b.	Jean-Marc Forneri		☐	☐	☐		1i.	Jeffrey C. Sprecher		☐	☐	☐
	1c.	Senator Judd A. Gregg		☐	☐	☐		1j.	Judith A. Sprieser		☐	☐	☐
	1d.	Fred W. Hatfield		☐	☐	☐		1k.	Vincent Tese		☐	☐	☐
	1e.	Terrence F. Martell		☐	☐	☐	2.	To approve, by non-binding vote, the advisory resolution on executive compensation for named executive officers.			☐	☐	☐

	1f.	Sir Callum McCarthy		☐	☐	☐	3.	To approve, by non-binding vote, the 2013 Omnibus Employee Incentive Plan.			☐	☐	☐

	1g.	Sir Robert Reid		☐	☐	☐	4.	To approve, by non-binding vote, the 2013 Omnibus Non-Employee Director Incentive Plan.			☐	☐	☐
	1h.	Frederic V. Salerno		☐	☐	☐	5.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.			☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

For address change/comments, mark here.						☐
(see reverse for instructions)
Please indicate if you plan to attend this meeting.				☐	☐
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NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report With 10-K Wrap are available at www.proxyvote.com.

M55779-P33694

IntercontinentalExchange, Inc.

Annual Meeting Details: May 17, 2013, 8:30 a.m., local time

St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF INTERCONTINENTALEXCHANGE, INC. FOR 2013 ANNUAL MEETING

The undersigned stockholder of IntercontinentalExchange, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of IntercontinentalExchange, Inc. to be held at the St. Regis Atlanta, Eighty-Eight West Paces Ferry Road, Atlanta, GA 30305 on Friday, May 17, 2013 at 8:30 a.m. and hereby appoints Scott A. Hill, Johnathan H. Short and Andrew J. Surdykowski and each of them proxies and attorneys-in-fact, each with power of substitution and revocation and each with all powers that the undersigned would possess if properly present, to attend and represent the undersigned at such meeting and any postponements or adjournments of such meeting and to vote all shares of IntercontinentalExchange, Inc. common stock which the undersigned is entitled to vote at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting. The undersigned hereby revokes all proxies previously given.

The securities that can be voted at the annual meeting consist of IntercontinentalExchange, Inc. common stock, $0.01 par value per share.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE VIA TELEPHONE OR THROUGH THE INTERNET.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IMPORTANT TO BE SIGNED AND DATED ON REVERSE SIDE